                                                                 Exhhibit (b)(5)

                                                                  EXECUTION COPY




                                 US$150,000,000


                  AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT

                            Dated as of May 27, 1999

                                      Among

                                THE GEON COMPANY

                                       and

                                GEON CANADA INC.

                                  AS BORROWERS

                                       and

                        THE INITIAL LENDERS NAMED HEREIN

                               As Initial Lenders
                               -- ------- -------

                                       and

                                 CITIBANK, N.A.

                             As Administrative Agent
                             -- -------------- -----



                          T A B L E   O F   C O N T E N T S
                          ---------------------------------


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

    SECTION 1.01.  CERTAIN DEFINED TERMS...............................................1
    SECTION 1.02.  COMPUTATION OF TIME PERIODS........................................16
    SECTION 1.03.  ACCOUNTING TERMS...................................................16


                                        ARTICLE II

                             AMOUNTS AND TERMS OF THE ADVANCES

    SECTION 2.01.  THE REVOLVING CREDIT ADVANCES......................................16
    SECTION 2.02.  MAKING THE REVOLVING CREDIT ADVANCES...............................17
    SECTION 2.03.  THE COMPETITIVE BID ADVANCES.......................................19
    SECTION 2.04.  FEES ..............................................................24
    SECTION 2.05.  TERMINATION OR REDUCTION OF THE COMMITMENTS........................24
    SECTION 2.06.  REPAYMENT OF REVOLVING CREDIT ADVANCES; TERM LOAN
                        ELECTION......................................................25
    SECTION 2.07.  INTEREST ON REVOLVING CREDIT ADVANCES..............................25
    SECTION 2.08.  INTEREST RATE DETERMINATION........................................26
    SECTION 2.09.  OPTIONAL CONVERSION OF REVOLVING CREDIT ADVANCES...................27
    SECTION 2.10.  PREPAYMENTS OF REVOLVING CREDIT ADVANCES...........................28
    SECTION 2.11.  INCREASED COSTS....................................................28
    SECTION 2.12.  ILLEGALITY.........................................................29
    SECTION 2.13.  PAYMENTS AND COMPUTATIONS..........................................29
    SECTION 2.14.  TAXES..............................................................31
    SECTION 2.15.  SHARING OF PAYMENTS, ETC...........................................33
    SECTION 2.16.  USE OF PROCEEDS....................................................33
    SECTION 2.17.  EXTENSION OF TERMINATION DATE......................................33

                                        ARTICLE III

                          CONDITIONS TO EFFECTIVENESS AND LENDING

    SECTION 3.01.  CONDITIONS PRECEDENT TO EFFECTIVENESS OF SECTIONS 2.01
                        AND 2.03......................................................36
    SECTION 3.02.  CONDITIONS PRECEDENT TO EACH REVOLVING CREDIT
                        BORROWING.....................................................38


    SECTION 3.03.  CONDITIONS PRECEDENT TO EACH COMPETITIVE BID BORROWING
                                             .........................................38
    SECTION 3.04.  DETERMINATIONS UNDER SECTION 3.01..................................39


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

    SECTION 4.01.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................39


                                    ARTICLE V

                            COVENANTS OF THE COMPANY

    SECTION 5.01.  AFFIRMATIVE COVENANTS..............................................43
    SECTION 5.02.  NEGATIVE COVENANTS.................................................47
    SECTION 5.03.  FINANCIAL COVENANTS................................................48


                                   ARTICLE VI

                                EVENTS OF DEFAULT

    SECTION 6.01.  EVENTS OF DEFAULT..................................................49


                                   ARTICLE VII

                                COMPANY GUARANTY

    SECTION 7.01.  GUARANTY...........................................................52
    SECTION 7.02.  GUARANTY ABSOLUTE..................................................52
    SECTION 7.03.  WAIVER.............................................................53
    SECTION 7.04.  CONTINUING GUARANTY; ASSIGNMENTS...................................53
    SECTION 7.05.  SUBROGATION........................................................54


                                  ARTICLE VIII

                            THE ADMINISTRATIVE AGENT

     SECTION 8.01.  AUTHORIZATION AND ACTION...........................................54
     SECTION 8.02.  ADMINISTRATIVE AGENT'S RELIANCE, ETC...............................55
     SECTION 8.03.  CITIBANK AND AFFILIATES............................................55
     SECTION 8.04.  LENDER CREDIT DECISION.............................................56
     SECTION 8.05.  INDEMNIFICATION....................................................56
     SECTION 8.06.  SUCCESSOR ADMINISTRATIVE AGENT.....................................56
     SECTION 8.07.  LOCAL AGENT........................................................57
     SECTION 8.08.  OTHER AGENTS.......................................................57


                                   ARTICLE IX

                                  MISCELLANEOUS

     SECTION 9.01.  AMENDMENTS, ETC....................................................57
     SECTION 9.02.  NOTICES, ETC.......................................................58
     SECTION 9.03.  NO WAIVER; REMEDIES................................................58
     SECTION 9.04.  COSTS AND EXPENSES.................................................58
     SECTION 9.05.  RIGHT OF SET-OFF...................................................60
     SECTION 9.06.  BINDING EFFECT.....................................................61
     SECTION 9.07.  ASSIGNMENTS, DESIGNATIONS  AND PARTICIPATIONS......................61
     SECTION 9.08.  CONFIDENTIALITY....................................................65
     SECTION 9.09.  GOVERNING LAW......................................................66
     SECTION 9.10.  EXECUTION IN COUNTERPARTS..........................................66
     SECTION 9.11.  CURRENCY CONVERSION FOR JUDGMENTS..................................66
     SECTION 9.12.  JURISDICTION, ETC..................................................67
     SECTION 9.13.   WAIVER OF JURY TRIAL..............................................68

Schedules

Schedule I - Pricing Grid

Schedule 3.01(b) - Disclosed Litigation

Schedule 4.01(m) - Environmental Disclosure

Schedule 5.02(a) - Existing Liens


Exhibits

Exhibit A-1 - Form of Revolving Credit Note

Exhibit A-2 - Form of Competitive Bid Note

Exhibit B-1 - Form of  Notice of Revolving Credit Borrowing

Exhibit B-2 - Form of Notice of Competitive Bid Borrowing

Exhibit C -  Form of Assignment and Acceptance

Exhibit D - Form of Designation Agreement

Exhibit E -  Form of Opinion of Counsel for the Borrowers

Exhibit F - Form of Acceptance Agreement

                  AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT

                            Dated as of May 27, 1999

          THE GEON COMPANY, a Delaware corporation (the "COMPANY") and GEON CANADA INC., a federal Canadian corporation (the "SUBSIDIARY BORROWER"), the banks, financial institutions and other institutional lenders (the "INITIAL LENDERS") listed on the signature pages hereof, and CITIBANK, N.A. ("CITIBANK"), as administrative agent (the "ADMINISTRATIVE AGENT") for the Lenders (as hereinafter defined), and NATIONSBANK, N.A., as documentation agent agree as follows:

          PRELIMINARY STATEMENTS:

          1. The Company, the Subsidiary Borrower and Synergistics Industries Limited, an Ontario corporation, are parties to a 364-Day Credit Agreement dated as of May 29, 1998 (the "EXISTING CREDIT AGREEMENT") with the banks, financial institutions and other institutional lenders party thereto, Citibank, as administrative agent, CIBC, Inc., as syndication agent, and NationsBank, N.A., as documentation agent for the such lenders.

          2. The parties to this Agreement desire to amend the Existing Credit Agreement as set forth herein and to restate the Existing Credit agreement in its entirety to read as hereinafter set forth.

          NOW, THEREFORE, the parties hereto agree to amend and restate the Existing Credit Agreement as set forth below:


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "ACCEPTANCE" means a bankers' acceptance issued as part of a Competitive Bid Advance.

          "ADMINISTRATIVE AGENT'S ACCOUNT" means (a) in the case of Advances denominated in US Dollars, the account of the Administrative Agent maintained by the Administrative Agent at Citibank with its office at 399 Park Avenue, New York, New York 10043, Account No. 3685 2248, Attention:
     NAIB Agency/MTF Reference: Geon, (b) in the case of Advances denominated in any Foreign Currency, the account of the Administrative Agent or Local Agent designated in writing from time to time by the Administrative Agent to the Borrowers and the Lenders for such purpose and (c) in any such case, such other account of the Administrative Agent as is designated in writing from time to time by the Administrative Agent to the Borrowers and the Lenders for such purpose.

          "ADVANCE" means a Revolving Credit Advance or a Competitive Bid
     Advance.

          "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "CONTROL" (including the terms "CONTROLLING", "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") of a Person means the possession, direct or indirect, of the power to vote 5% or, if such Person is a Borrower, 15%, or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

          "APPLICABLE FACILITY FEE" means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth on Schedule I hereto.

          "APPLICABLE LENDING OFFICE" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of a Competitive Bid Advance, the office of such Lender notified by such Lender to the Administrative Agent as its Applicable Lending Office with respect to such Competitive Bid Advance.

          "APPLICABLE MARGIN" means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date and the Usage on such date as set forth on Schedule I hereto.

          "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit C hereto.

          "ASSUMING LENDER" has the meaning specified in Section 2.17(c).

          "ASSUMPTION AGREEMENT" has the meaning specified in Section 2.17(c).

          "BASE RATE" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

               (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

               (b) the sum (adjusted to the nearest 1/4 of 1% or, if there is no nearest 1/4 of 1%, to the next higher 1/4 of 1%) of (i) 1/2 of 1% per annum, PLUS (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month US Dollar non-personal time deposits in the United States, PLUS (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring US Dollar deposits of Citibank in the United States; and

               (c) 1/2 of one percent per annum above the Federal Funds Rate.

          "BASE RATE ADVANCE" means a Revolving Credit Advance denominated in US Dollars that bears interest as provided in Section 2.07(a)(i).

               "BORROWED DEBT" means Debt described in clauses (a) through (e) of the definition thereof.

               "BORROWED DEBT/EBITDA RATIO" means, as of any date, the ratio computed by dividing (a) Borrowed Debt of the Company and its Subsidiaries, on a Consolidated basis as of such date by (b) EBITDA of the Company and its Subsidiaries, including their pro rata share of Sunbelt, on a Consolidated basis for the four consecutive fiscal quarters of the Company most recently ended as of such date; PROVIDED that clause (b) of this definition shall be calculated to include the EBITDA for such period of four consecutive fiscal quarters of any business acquired by the Company or its Subsidiaries during such period.

               "BORROWER" means the Company or the Subsidiary Borrower, as the context requires.

               "BORROWING" means a Revolving Credit Borrowing or a Competitive Bid Borrowing.

               "BUSINESS DAY" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market and, if the applicable Business Day relates to any Local Rate Advances, on which banks are open for business in the principal financial center of the country of issue of the currency of such Local Rate Advance.

               "CASH INTEREST EXPENSE" means, for any fiscal period of the Company, interest expense on all Debt of the Company and its Subsidiaries, net of interest income, in accordance with GAAP and including, without limitation, to the extent not otherwise included in accordance with GAAP, (a) interest expense in respect of Debt resulting from Advances, (b) the interest component of obligations under leases that have or should have been or should be, in accordance with GAAP, recorded as capital leases, (c) commissions, discounts and other fees and charges payable in connection with letters of credit issued for the account of the Company or any of its Subsidiaries, (d) the net payment, if any, payable in connection with Hedge Agreements and (e) fees paid pursuant to Section 2.04(a), but excluding, in each case, (w) any amounts accrued or payable in connection with the Receivables Financing, (x) amortization of original issue discount,
          (y) the interest portion of any deferred payment obligation and (z) other interest not payable in cash.

               "COMMITMENT" has the meaning specified in Section 2.01.

               "COMPETITIVE BID ADVANCE" means an advance by a Lender to any Borrower as part of a Competitive Bid Borrowing resulting from the auction bidding procedure described in Section 2.03 and refers to an issue of Acceptances, a Fixed Rate Advance, a LIBO Rate Advance or a Local Rate Advance.

               "COMPETITIVE BID BORROWING" means a borrowing consisting of simultaneous Competitive Bid Advances from each of the Lenders whose offer to make one or more Competitive Bid Advances as part of such borrowing has been accepted under the auction bidding procedure described in Section 2.03.

               "COMPETITIVE BID NOTE" means the promissory note of any Borrower payable to the order of any Lender, in substantially the Form of Exhibit A-2 hereto, evidencing the indebtedness of such Borrower to such Lender resulting from the Competitive Bid Advance made by such Lender to such Borrower.

               "COMPETITIVE BID REDUCTION" has the meaning specified in Section 2.01.

               "COMPETITIVE BID REGISTER" has the meaning specified in Section 2.03(s)(vii).

               "CONFIDENTIAL INFORMATION" means information that any Borrower furnishes to the Administrative Agent, the Local Agent or any Lender in a writing designated as confidential or otherwise on a confidential basis if such information otherwise furnished is reduced to a writing designated as confidential within 30 days of the initial disclosure thereof to the Administrative Agent, the Local Agent or any Lender, but does not include any such information that is or becomes generally available to the public other than a result of a breach by any of the Administrative Agent, the Local Agent or any Lender of its obligations hereunder or that is or becomes available to the Administrative Agent, the Local Agent or such Lender from a source other than a Borrower or any consultant employed by the Administrative Agent to provide technical advice that is not, to the best of the Administrative Agent's, the Local Agent's or such Lender's knowledge, acting in violation of a confidentiality agreement with any Borrower.

               "CONSENTING LENDER" has the meaning specified in Section 2.17(b).

               "CONSOLIDATED" refers to the consolidation of accounts in accordance with GAAP.

               "CONVERT", "CONVERSION" and "CONVERTED" each refers to a conversion of Revolving Credit Advances of one Type into Revolving Credit Advances of the other Type pursuant to Section 2.08 or 2.09.

               "DEBT" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit and (g) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to in effect guaranty any Debt of others of the kinds referred to in clauses

          (a) through (f) above through an agreement (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (2) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss or (3) otherwise to assure a creditor against loss; PROVIDED, that the term "Debt" shall not include obligations under the Receivables Financing.

               "DEFAULT" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

               "DESIGNATED BIDDER" means (a) an Eligible Assignee or (b) a special purpose corporation that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and that issues (or the parent of which issues) commercial paper rated at least "Prime-1" (or the then equivalent grade) by Moody's or "A-1" (or the then equivalent grade) by S&P that, in the case of either clause (a) or (b), (i) shall have become a party hereto pursuant to Section 9.07(d), (e) and (f) and (ii) is not otherwise a Lender.

               "DESIGNATION AGREEMENT " means a designation agreement entered into by a Lender (other than a Designated Bidder) and a Designated Bidder, and accepted by the Administrative Agent, in substantially the form of Exhibit D hereto.

               "DISCLOSED LITIGATION" has the meaning specified in Section 3.01(b).

               "DOMESTIC LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" from time to time to the Company and the Administrative Agent.

               "EBITDA" means, for any period, net income (or net loss) PLUS the sum of (a) interest expense, (b) income tax expense, (c) depreciation expense and (d) amortization expense, in each case determined in accordance with GAAP for such period.

               "EFFECTIVE DATE" has the meaning specified in Section 3.01.

               "ELIGIBLE ASSIGNEE" means (i) an Affiliate of a Lender; (ii) a Lender; (iii) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of US$5,000,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of US$3,000,000,000; (v) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or of the Cayman Islands, or a political subdivision of any such country, and having total assets in excess of US$5,000,000,000, so long as such bank is acting through a branch or agency located in the country in which it is organized or another country that is described in this clause (v); (vi) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of US$3,000,000,000; PROVIDED, HOWEVER, that each Person described in clauses (ii) through (vi) shall be approved by the Administrative Agent and the Company, such approval not to be unreasonably withheld or delayed; and (vii) any other Person approved by the Administrative Agent and the Company, such approval not to be unreasonably withheld or delayed; PROVIDED FURTHER, HOWEVER, that neither the Company nor an Affiliate of the Company shall qualify as an Eligible Assignee.

               "ENVIRONMENTAL ACTION" means any administrative, regulatory or judicial action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement arising under any Environmental Law or Environmental Permit or relating to Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

               "ENVIRONMENTAL LAW" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to the environment or Hazardous Materials.

               "ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

               "EQUIVALENT" in US Dollars of any Foreign Currency on any date means the equivalent in US Dollars of such Foreign Currency determined by using the quoted spot rate at which the Administrative Agent's principal office in New York offers to exchange US Dollars for such Foreign Currency in New York prior to 4:00 P.M. (New York time) (unless otherwise indicated by the terms of this Agreement) on such date as is required pursuant to the terms of this Agreement, and the "Equivalent" in any Foreign Currency of US Dollars means the equivalent in such Foreign Currency of US Dollars determined by using the quoted spot rate at which the Administrative Agent's principal office in New York offers to exchange such Foreign Currency for US Dollars in New York prior to 4:00 P.M. (New York time) (unless otherwise indicated by the terms of this Agreement) on such date as is required pursuant to the terms of this Agreement.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

               "ERISA AFFILIATE" means any Person that for purposes of Title IV of ERISA is a member of the Company's controlled group, or under common control with the Company, within the meaning of Section 414 of the Internal Revenue Code.

               "ERISA EVENT" means (a) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to
          Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Company or any of its ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Company or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the failure by the Company or any of its ERISA Affiliates to make a payment to a Plan if the conditions for the imposition of a lien under Section 302(f)(1) of ERISA are satisfied; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in
          Section 4042 of ERISA that could reasonably be expected to constitute grounds for the termination of, or the appointment of a trustee to administer, a Plan.

               "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

               "EURODOLLAR LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" from time to time to the Company and the Administrative Agent.

               "EURODOLLAR RATE" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Revolving Credit Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in US Dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurodollar Rate Advance comprising part of such Revolving Credit Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period. The Eurodollar Rate for any Interest Period for each Eurodollar Rate Advance comprising part of the same Revolving Credit Borrowing shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Banks two Business Days before the first day of such Interest Period, SUBJECT, HOWEVER, to the provisions of
          Section 2.08.

               "EURODOLLAR RATE ADVANCE" means a Revolving Credit Advance denominated in US Dollars that bears interest as provided in Section 2.07(a)(ii).

               "EURODOLLAR RATE RESERVE PERCENTAGE" for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

               "EVENTS OF DEFAULT" has the meaning specified in Section 6.01.

               "EXTENSION DATE" has the meaning specified in Section 2.17(b).

               "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

               "FIXED RATE ADVANCES" has the meaning specified in Section 2.03(a)(i), which Advances shall be denominated in US Dollars or in any Foreign Currency.

               "FOREIGN CURRENCY" means the lawful currency of Canada.

               "GAAP" has the meaning specified in Section 1.03.

               "HAZARDOUS MATERIALS" means petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, radon gas and any other chemicals, materials or substances designated, classified or regulated as being "hazardous" or "toxic", or words of similar import, under any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance.

               "HEDGE AGREEMENTS" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

               "INSUFFICIENCY" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

               "INTEREST COVERAGE RATIO" means, with respect to any fiscal quarter, the ratio of (a) EBITDA of the Company and its Subsidiaries, including their pro rata share of Sunbelt, on a Consolidated basis to
          (b) Cash Interest Expense of the Company and its Subsidiaries, including their pro rata share of Sunbelt, on a Consolidated basis, in each case in the aggregate for the period of four consecutive fiscal quarters ended at the end of such fiscal quarter; PROVIDED that clause
          (a) of this definition shall be calculated to include the EBITDA for such period of four consecutive fiscal quarters of any business acquired by the Company or its Subsidiaries during such period.

               "INTEREST PERIOD" means, for each Eurodollar Rate Advance comprising part of the same Revolving Credit Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance and ending on the last day of the period selected by the Company pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Company pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Company may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; PROVIDED, HOWEVER, that:

                    (i) the Company may not select any Interest Period that ends after
               the Revolver Termination Date or, if the Revolving Credit Advances have been converted to a term loan pursuant to Section
               2.06 prior to such selection, which ends after the Maturity Date;

                    (ii) Interest Periods commencing on the same date for
               Eurodollar Rate Advances comprising part of the same Revolving Credit Borrowing shall be of the same duration;

                    (iii) whenever the last day of any Interest Period would
               otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, PROVIDED, HOWEVER, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                    (iv) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

               "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

               "LENDERS" means the Initial Lenders, each Assuming Lender that shall become a party hereto pursuant to Section 2.17 and each Person that shall become a party hereto pursuant to Section 9.07(a), (b) and
          (c) and, except when used in reference to a Revolving Credit Advance, a Revolving Credit Borrowing, a Revolving Credit Note, a Commitment or a related term, each Designated Bidder.

               "LIBO RATE" means, for any Interest Period for all LIBO Rate Advances comprising part of the same Competitive Bid Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in US Dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the amount that would be the Reference Banks' respective ratable shares of such Borrowing if such Borrowing were to be a Revolving Credit Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period. The LIBO Rate for any Interest Period for each LIBO Rate Advance comprising part of the same Competitive Bid Borrowing shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Banks two Business Days before the first day of such Interest Period, SUBJECT, HOWEVER, to the provisions of Section 2.08.

               "LIBO RATE ADVANCES" means a Competitive Bid Advance denominated in US Dollars and bearing interest based on the LIBO Rate.

               "LIEN" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

               "LOCAL AGENT" means Citibank Canada or any successor local agent that is a Canadian chartered bank so designated by the Administrative Agent.

               "LOCAL RATE ADVANCES" means a Competitive Bid Advance denominated in any Foreign Currency sourced from the jurisdiction of issuance of such Foreign Currency.

               "MATERIAL ADVERSE CHANGE" means any material adverse change in the business, condition (financial or otherwise), operations, performance or properties of the Company or the Company and its Subsidiaries taken as a whole.

               "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance or properties of the Company or the Company and its Subsidiaries taken as a whole, (b) the rights and remedies of the Administrative Agent or any Lender under this Agreement or any Note or
          (c) the ability of any Borrower to perform its obligations under this Agreement or any Note.

               "MATURITY DATE" means the earlier of (a) the second anniversary of the Term Loan Conversion Date and (b) the date of termination in whole of the aggregate Commitments pursuant to Section 2.05 or 6.01.

               "MOODY'S" means Moody's Investors Service, Inc.

               "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in
          Section 4001(a)(3) of ERISA, to which the Company or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

               "MULTIPLE EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Company or any of its ERISA Affiliates and at least one Person other than the Company and its ERISA Affiliates or (b) was so maintained and in respect of which the Company or any of its ERISA Affiliates could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

               "NOTE" means a Revolving Credit Note or the Competitive Bid Note.

               "NOTICE OF COMPETITIVE BID BORROWING" has the meaning specified in Section 2.03(a).

               "NOTICE OF REVOLVING CREDIT BORROWING" has the meaning specified in Section 2.02(a).

               "PAYMENT OFFICE" means, for any Foreign Currency, such office of the Local Agent as shall be from time to time be notified by the Administrative Agent to the Company and the Lenders.

               "PBGC" means the Pension Benefit Guaranty Corporation.

               "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

               "PLAN" means a Single Employer Plan or a Multiple Employer Plan.

               "PUBLIC DEBT RATING" means, as of any date, the rating most recently announced by each of S&P or Moody's, as the case may be, for any class of long-term senior unsecured debt issued by the Company. For purposes of the foregoing, (a) if only one of S&P and Moody's shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Facility Fee shall be determined by reference to the available rating; (b) if the ratings established by S&P and Moody's shall fall within different levels and the differential is one level, the Applicable Margin and the Applicable Facility Fee shall be established by the higher rating; (c) if the ratings established by S&P and Moody's shall fall within different levels and the differential is two levels or more, the Applicable Margin and the Applicable Facility Fee shall be established by the level that is one level higher than the lower rating; (d) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (e) if S&P or Moody's shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

               "RECEIVABLES FINANCING" means, collectively, the transactions contemplated by (i) the Trade Receivables Purchase and Sale Agreement dated as of August 16, 1994 among the Company, Corporate Receivables Corporation and Citicorp North America, Inc., as Agent, and (ii) the Parallel Purchase Commitment dated as of August 16, 1994 among the Company, the banks named therein and Citicorp North America, Inc., as Agent.

               "REFERENCE BANKS" means Citibank and NationsBank, N.A.

               "REGISTER" has the meaning specified in Section 9.07(g).

               "REQUIRED LENDERS" means at any time Lenders owed at least 66-2/3% of the then aggregate unpaid principal amount of the Revolving Credit Advances owing to Lenders, or, if no such principal amount is then outstanding, Lenders having at least 66-2/3% of the Commitments.

               "REVOLVER TERMINATION DATE" means the earlier of May 26, 2000 and the date of termination in whole of the Commitments pursuant to
          Section 2.05 or 6.01.

               "REVOLVING CREDIT ADVANCE" means an advance by a Lender to the Company as part of a Revolving Credit Borrowing and, if the Company has made the Term Loan Election in accordance with Section 2.06, includes each such advance that remains outstanding after the Term Loan Conversion Date, and refers to a Base Rate Advance or a Eurodollar Rate Advance (each of which shall be a "TYPE" of Revolving Credit Advance).

               "REVOLVING CREDIT BORROWING" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by each of the Lenders pursuant to Section 2.01.

               "REVOLVING CREDIT NOTE" means a promissory note of the Company payable to the order of any Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Company to such Lender resulting from the Revolving Credit Advances made by such Lender.

               "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

               "SINGLE EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Company or any of its ERISA Affiliates and no Person other than the Company and its ERISA Affiliates or (b) was so maintained and in respect of which the Company or any of its ERISA Affiliates could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

               "SUBSIDIARY" means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock or the equivalent ownership or controlling interest, in either case having ordinary voting power to elect a majority of the board of directors, managers or trustees thereof (irrespective of whether at the time capital stock (or other evidence of ownership) of any other class or classes of such entity shall or might have the voting power upon the occurrence of any contingency) or (b) the beneficial interest in such trust or estate, is at the time owned or controlled, directly or indirectly, by the Company, by the Company and one or more of its other Subsidiaries or by one or more of the Company's other Subsidiaries.

               "SPC" has the meaning specified in Section 9.07(i) hereto.

               "SUBSIDIARY BORROWER" has the meaning specified in the recital of parties to this Agreement.

               "SUNBELT" means Sunbelt Chlor Alkali Partnership, a joint venture between the Company and The Olin Corp. to construct and operate a new chlor alkali plant in McIntosh, Alabama.

               "TERM LOAN CONVERSION DATE" has the meaning specified in Section 2.06.

               "TERM LOAN ELECTION" has the meaning specified in Section 2.06.

               "TYPE" refers to the distinction between Base Rate Advances and Eurodollar Rate Advances.

               "US DOLLAR AMOUNT" means, with respect to any outstanding Advance on any day (a) the outstanding principal amount of such Advance if it is an Advance denominated in US Dollars and (b) the Equivalent in US Dollars (determined on the third Business Day prior to such day) of
          (i) the outstanding principal amount of such Advance if it is an Advance denominated in any Foreign Currency or (ii) the aggregate face amount of such Advance if it is an issue of Acceptances.

               "US DOLLARS" and the "US$" sign each means lawful currency of the United States of America.

               "USAGE" means, as of any date of determination, the ratio (expressed as a percentage) computed by dividing the aggregate principal amount of Advances outstanding by the aggregate Commitments of the Lenders.

               "VOTING STOCK" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

               "WITHDRAWAL LIABILITY" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.02. COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

          SECTION 1.03. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements dated as of December 31, 1998 ("GAAP").


                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

          SECTION 2.01. THE REVOLVING CREDIT ADVANCES. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Credit Advances to the Company from time to time on any Business Day during the period from the Effective Date until the earlier of the Revolver Termination Date and the Term Loan Conversion Date in an aggregate amount not to exceed at any time outstanding the US Dollar amount set forth opposite such Lender's name on the signature pages hereof or, if such Lender has become a lender hereunder pursuant to an Assumption Agreement, the US Dollar amount set forth in such Assignment Agreement or, if such Lender has entered into any Assignment and Acceptance, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d), as such amount may be reduced pursuant to Section 2.05 (such Lender's "COMMITMENT"), PROVIDED that the aggregate amount of the Commitments of the Lenders shall be deemed used from time to time to the extent of the aggregate US Dollar Amount of the Competitive Bid Advances then outstanding and such deemed use of the aggregate amount of the Commitments shall be allocated among the Lenders ratably according to their respective Commitments (such deemed use of the aggregate amount of the Commitments being a "COMPETITIVE BID REDUCTION"). Each Revolving Credit Borrowing shall be in an aggregate amount of US$10,000,000 or an integral multiple of US$1,000,000 in excess thereof (or, if less, an aggregate amount equal to the amount by which the aggregate US Dollar Amount of a proposed Competitive Bid Borrowing requested by the Company exceeds the aggregate US Dollar Amount of Competitive Bid Advances offered to be made by the

Lenders and accepted by the Company in respect of such Competitive Bid Borrowing, if such Competitive Bid Borrowing is made on the same date as such Revolving Credit Borrowing) and shall consist of Revolving Credit Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, the Company may borrow under this Section 2.01, prepay pursuant to Section 2.10 and reborrow under this Section 2.01.

          SECTION 2.02. MAKING THE REVOLVING CREDIT ADVANCES. (a) Each Revolving Credit Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Eurodollar Rate Advances, or the first Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Base Rate Advances, by the Company to the Administrative Agent, which shall give to each Lender prompt notice thereof by telecopier or telex. Each such notice of a Revolving Credit Borrowing (a "NOTICE OF REVOLVING CREDIT BORROWING") shall be by telecopier or telex, confirmed immediately in writing, in substantially the form of Exhibit B-1 hereto, specifying therein the requested (i) date of such Revolving Credit Borrowing,
(ii) Type of Advances comprising such Revolving Credit Borrowing, (iii) aggregate amount of such Revolving Credit Borrowing, and (iv) in the case of an Revolving Credit Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Revolving Credit Advance. Each Lender shall, before 11:00 A.M. (New York City time) on the date of such Revolving Credit Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Revolving Credit Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Company by depositing such funds into an account of the Company maintained with the Administrative Agent at the Administrative Agent's address referred to in Section 9.02 or to such other account as the Company may from time to time direct.

          (b) Anything in subsection (a) above to the contrary notwithstanding, the Company may not select Eurodollar Rate Advances for any Revolving Credit Borrowing if the aggregate amount of such Revolving Credit Borrowing is less than US$10,000,000 or if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.08 or 2.12.

          (c) Each Notice of Revolving Credit Borrowing shall be binding on the Company. In the case of any Revolving Credit Borrowing that the related Notice of Revolving Credit Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Company shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any revocation of such Notice of Revolving Credit Borrowing by the Company or any failure to fulfill on or before the date specified in such Notice of Revolving Credit Borrowing for such Revolving Credit Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Revolving Credit Advance to be made by such Lender as part of such Revolving Credit Borrowing when such Revolving Credit Advance, as a result of such revocation or failure, is not made on such date.

          (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Revolving Credit Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Revolving Credit Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Revolving Credit Borrowing in accordance with subsection (a) of this
Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Company severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Company until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Company, the interest rate applicable at the time to Revolving Credit Advances comprising such Revolving Credit Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Revolving Credit Advance as part of such Revolving Credit Borrowing for purposes of this Agreement.

          (e) The failure of any Lender to make the Revolving Credit Advance to be made by it as part of any Revolving Credit Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Credit Advance on the date of such Revolving Credit Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Credit Advance to be made by such other Lender on the date of any Revolving Credit Borrowing.

          SECTION 2.03. THE COMPETITIVE BID ADVANCES. (a) Each Lender severally agrees that any Borrower may make Competitive Bid Borrowings under this Section
2.03 from time to time on any Business Day during the period from the date hereof until the date occurring seven days prior to the earlier of the Revolver Termination Date and the Term Loan Conversion Date in the manner set forth below; PROVIDED that, following the making of each Competitive Bid Borrowing, the aggregate US Dollar Amount of the Advances then outstanding shall not exceed the aggregate amount of the Commitments of the Lenders (computed without regard to any Competitive Bid Reduction).

               (i) Any Borrower may request a Competitive Bid Borrowing under this Section 2.03 by delivering to the Administrative Agent, by telecopier or telex, a notice of a Competitive Bid Borrowing (a "NOTICE OF COMPETITIVE BID BORROWING"), in substantially the form of Exhibit B-2 hereto, specifying therein the requested (A) date of such proposed Competitive Bid Borrowing, (B) aggregate amount of such proposed

          Competitive Bid Borrowing, (C) interest rate basis and day count convention to be offered by the Lenders, (D) currency of such proposed Competitive Bid Borrowing, (E) in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, Interest Period, or in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances or Local Rate Advances, maturity date for repayment of each Fixed Rate Advance or Local Rate Advance to be made as part of such Competitive Bid Borrowing (which maturity date may not be earlier than the date occurring seven days after the date of such Competitive Bid Borrowing or later than the earliest of (I) 180 days after the date of such Competitive Bid Borrowing, (II) the Termination Date and (III) the Term Loan Conversion Date), (F) interest payment date or dates relating thereto, (G) location of such Borrower's account to which funds are to be advanced and (H) other terms (if any) to be applicable to such Competitive Bid Borrowing, not later than (w) 9:00 A.M. (New York City time) at least one Business Day prior to the date of the proposed Competitive Bid Borrowing, if such Borrower shall specify in the Notice of Competitive Bid Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum (the Advances comprising any such Competitive Bid Borrowing being referred to herein as "FIXED RATE ADVANCES") and that the Advances comprising such proposed Competitive Bid Advances shall be denominated in US Dollars,
          (x) 10:00 A.M. (New York City time) at least four Business Days prior to the date of the proposed Competitive Bid Borrowing, if such Borrower shall specify in the Notice of Competitive Bid Borrowing that the Competitive Bid Borrowing shall be LIBO Rate Advances denominated in US Dollars and (y) 10:00 A.M. (New York time) at least two Business Days prior to the date of the proposed Competitive Bid Borrowing, if such Borrower shall specify in the Notice of Competitive Bid Borrowing that the Advances comprising such proposed Competitive Bid Advances shall be either Fixed Rate Advances denominated in any Foreign Currency or Local Rate Advances denominated in any Foreign Currency. Each Notice of Competitive Bid Borrowing shall be irrevocable and binding on the Borrower giving the applicable Notice of Competitive Bid Borrowing. The Administrative Agent shall in turn promptly notify each Lender of each request for a Competitive Bid Borrowing received by it from a Borrower by sending such Lender a copy of the related Notice of Competitive Bid Borrowing.

               (ii) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Competitive Bid Advances to the Borrower proposing the Competitive Bid Borrowing as part of such proposed Competitive Bid Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Administrative Agent (which shall give prompt notice thereof to such Borrower), before 10:00 A.M. (New York City time) (A) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances denominated in US Dollars, (B) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances denominated in US Dollars and (C) on the Business

          Day prior to the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of either Fixed Rate Advances denominated in any Foreign Currency or Local Rate Advances denominated in any Foreign Currency, of the minimum amount and maximum amount of each Competitive Bid Advance which such Lender would be willing to make as part of such proposed Competitive Bid Borrowing (which amounts or the Equivalent thereof in US Dollars, as the case may be, of such proposed Competitive Bid Borrowing may, subject to the proviso to the first sentence of this Section 2.03(a), exceed such Lender's Commitment, if any), the rate or rates of interest therefor and such Lender's Applicable Lending Office with respect to such Competitive Bid Advance; PROVIDED that if the Administrative Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify such Borrower of such offer before 9:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Administrative Agent, before 10:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders, and such Lender shall not be obligated to, and shall not, make any Competitive Bid Advance as part of such Competitive Bid Borrowing; PROVIDED that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Bid Advance as part of such proposed Competitive Bid Borrowing. Each Lender that offers to make a Competitive Bid Advance to the Subsidiary Borrower shall (x) be deemed to have represented and warranted to the Subsidiary Borrower that it is, and for so long as such Competitive Bid Advance shall remain outstanding it will not become, a non-resident of Canada within the meaning of the Income Tax Act (Canada) and (y) have entered into an Acceptance Agreement in the form of Exhibit F hereto.

               (iii) The Borrower proposing the Competitive Bid Borrowing shall, in turn (A) before 11:00 A.M. (New York City time) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances denominated in US Dollars,
          (B) before 1:00 P.M. (New York City time) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances denominated in US Dollars and (C) before 11:00 A.M. (New York City time) on the Business Day prior to the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of either Fixed Rate Advances denominated in any Foreign Currency or Local Rate Advances denominated in any Foreign Currency, either:

                    (x) cancel such Competitive Bid Borrowing by giving the
               Administrative Agent notice to that effect, or

                    (y) accept one or more of the offers made by any Lender or
               Lenders pursuant to paragraph (ii) above, by giving notice to the Administrative Agent of the amount of each Competitive Bid Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to such Borrower by the Administrative Agent on behalf of such Lender for such Competitive Bid Advance pursuant to paragraph (ii) above) to be made by each Lender as part of such Competitive Bid Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (ii) above by giving the Administrative Agent notice to that effect. If the Borrower proposing the Competitive Bid Advance accepts any offers made by Lenders pursuant to paragraph
               (ii) above, such offers shall be accepted in the order of the lowest to highest interest rates or, if two or more Lenders offer to make Competitive Bid Advances at the same interest rate, such offers, if any, shall be accepted in proportion to the amount offered by each such Lender at such interest rate.

               (iv) If the Borrower proposing the Competitive Bid Borrowing notifies the Administrative Agent that such Competitive Bid Borrowing is canceled pursuant to paragraph (iii)(x) above, the Administrative Agent shall give prompt notice thereof to the Lenders and such Competitive Bid Borrowing shall not be made.

               (v) If the Borrower proposing the Competitive Bid Borrowing accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, the Administrative Agent shall in turn promptly notify (A) each Lender that has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such Competitive Bid Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (ii) above have been accepted by such Borrower and (B) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, of the amount of each Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing. Each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing shall, before 12:00 noon (New York City time) on the date of such Competitive Bid Borrowing specified in the notice received from the Administrative Agent pursuant to clause (A) of the preceding sentence, make available for the account of its Applicable Lending Office to (x) the Administrative Agent at the applicable Administrative Agent's Account, in same day funds, in the case of a Competitive Bid Advance denominated in US Dollars, or (y) the Local Agent at the applicable Payment Office, in same day funds, in the case of a Competitive Bid Advance denominated in any Foreign Currency, such Lender's portion of such Competitive Bid Borrowing. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Administrative Agent of such funds, the Administrative Agent will make such funds available to the applicable Borrower at the Administrative Agent's address referred to in Section 9.02. Promptly after each Competitive Bid Borrowing the Administrative Agent will notify each Lender of the amount of the Competitive Bid Borrowing, the consequent Competitive Bid Reduction and the dates upon which such Competitive Bid Reduction commenced and will terminate.

               (vi) If the Borrower proposing the Competitive Bid Borrowing notifies the Administrative Agent that it accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, such notice of acceptance shall be irrevocable and binding on such Borrower. The Borrower proposing the Competitive Bid Borrowing shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in the related Notice of Competitive Bid Borrowing for such Competitive Bid Borrowing the applicable conditions set forth in
          Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing when such Competitive Bid Advance, as a result of such failure, is not made on such date.

               (vii) The Administrative Agent shall maintain at its address referred to in Section 9.02 a copy of each Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above and a register for the recordation of the date, amount, maturity, interest rate, interest dates, other terms and Lender of each Competitive Bid Advance accepted by any Borrower from time to time pursuant to this subsection
          (a) (the "Competitive Bid Register"). The entries in the Competitive Bid Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat the entries recorded in the Competitive Bid Register as evidence of Competitive Bid Advances made pursuant to this Section
          2.03. The Competitive Bid Register shall be available for inspection by the Borrowers, or by any Lender as to its Competitive Bid Advances, at any reasonable time and from time to time upon reasonable prior notice.

              (b) Each Competitive Bid Borrowing shall be in a minimum aggregate US Dollar Amount of US$10,000,000 and, following the making of each Competitive Bid Borrowing, the Borrowers shall be in compliance with the limitation set forth in the proviso to the first sentence of subsection (a) above.

              (c) Within the limits and on the conditions set forth in this
Section 2.03, any Borrower may from time to time borrow under this Section 2.03, repay or prepay pursuant to subsection (d) below, and reborrow under this
Section 2.03, PROVIDED that a Competitive Bid Borrowing shall not be made within three Business Days of the date of any other Competitive Bid Borrowing.

              (d) Each Borrower that has borrowed through a Competitive Bid Borrowing shall repay to the Administrative Agent or the Local Agent, as the case may be, for the account of each Lender that has made a Competitive Bid Advance, on the maturity date of each Competitive Bid Advance (such maturity date being that specified by such Borrower for repayment of such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above and recorded in the Competitive Bid Register with respect to such Competitive Bid Advance), the then unpaid principal amount of such Competitive Bid Advance. Except as required by
Section 2.10(b) and then only to the extent no Revolving Credit Advances are then outstanding, no Borrower shall have any right to prepay any principal amount of any Competitive Bid Advance unless, and then only on the terms, specified by such Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above and set forth in the Competitive Bid Register with respect to such Competitive Bid Advance.

              (e) Each Borrower that has borrowed through a Competitive Bid Borrowing (other than by the issuance of Acceptances) shall pay interest on the unpaid principal amount of each Competitive Bid Advance from the date of such Competitive Bid Advance to the date the principal amount of such Competitive Bid Advance is repaid in full, at the rate of interest for such Competitive Bid Advance specified by the Lender making such Competitive Bid Advance in its notice with respect thereto delivered pursuant to subsection (a)(ii) above, payable on the interest payment date or dates specified by such Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above, as recorded in the Competitive Bid Register with respect to such Competitive Bid Advance. Upon the occurrence and during the continuance of an Event of Default under Section 6.01(a), each Borrower shall pay interest on the amount of unpaid principal of and interest on each Competitive Bid Advance made to it owing to a Lender, payable in arrears on the date or dates interest is payable thereon, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Competitive Bid Advance as recorded in the Competitive Bid Register with respect to such Competitive Bid Advance unless otherwise agreed by the applicable Borrower and the Lender making such Competitive Bid Advance.

              (f) The indebtedness of any Borrower resulting from each Competitive Bid Advance made to such Borrower as part of a Competitive Bid Borrowing shall be evidenced by a master Competitive Bid Note of the Borrowers payable to the order of the Administrative Agent for the benefit of the Lender making such Competitive Bid Advance.

              SECTION 2.04. FEES. (a) FACILITY FEE. The Company agrees to pay to the Administrative Agent for the account of each Lender (other than the Designated Bidders) a facility fee on the aggregate amount of such Lender's Commitment from the date hereof in the case of each Initial Lender and from the effective date specified in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the earlier of the Revolver Termination Date and the Term Loan Conversion Date at a rate per annum equal to the Applicable Facility Fee in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December, commencing June 30, 1999, and on the Revolver Termination Date or the Term Loan Conversion Date, as the case may be.

              (b) ADMINISTRATIVE AGENT'S FEES. The Company shall pay to the Administrative Agent for its own account such fees as may from time to time be agreed between the Company and the Administrative Agent.

              SECTION 2.05. TERMINATION OR REDUCTION OF THE COMMITMENTS. (a) OPTIONAL. The Company shall have the right, upon at least three Business Days' notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders, PROVIDED that each partial reduction shall be in the aggregate amount of US$10,000,000 or an integral multiple of US$1,000,000 in excess thereof and PROVIDED FURTHER that the aggregate amount of the Commitments of the Lenders shall not be reduced to an amount that is less than the aggregate US Dollar Amount of the Competitive Bid Advances then outstanding.

              (b) MANDATORY. If the Company has not made the Term Loan Election in accordance with Section 2.06(b) on or prior to the Revolver Termination Date, the Commitments shall be automatically terminated on the Revolver Termination Date. If the Company has made the Term Loan Election in accordance with Section 2.06, from time to time after the Term Loan Conversion Date upon each prepayment of the Revolving Credit Advances, the aggregate Commitments of the Lenders under this Agreement shall be automatically and permanently reduced on a pro rata basis by an amount equal to the amount by which the aggregate Commitments of the Lenders under this Agreement immediately prior to such reduction EXCEEDS the aggregate unpaid principal amount of the Revolving Credit Advances outstanding at such time.

              SECTION 2.06. REPAYMENT OF REVOLVING CREDIT ADVANCES; TERM LOAN ELECTION. (a) TERMINATION. The Company shall, subject to subsection (b) below, repay to the Administrative Agent for the ratable account of the Lenders on the Revolver Termination Date the aggregate principal amount of the Revolving Credit Advances then outstanding.

              (b) TERM LOAN ELECTION. The Company may, at any time prior to the Revolver Termination Date and upon not less than 15 days' notice to the Administrative Agent, elect (the "TERM LOAN ELECTION") to convert all of the Revolving Credit Advances outstanding on the date specified in such notice (the "TERM LOAN CONVERSION DATE") into a term loan which the Company shall repay in full ratably to the Administrative Agent for the account of the Lenders on the Maturity Date; PROVIDED that no Default has occurred and is continuing on the date of notice of the Term Loan Election or on the Term Loan Conversion Date.

              SECTION 2.07. INTEREST ON REVOLVING CREDIT ADVANCES. (a) SCHEDULED INTEREST. The Company shall pay interest on the unpaid principal amount of each Revolving Credit Advance owing to each Lender from the date of such Revolving Credit Advance until such principal amount shall be paid in full, at the following rates per annum:

               (i) BASE RATE ADVANCES. During such periods as such Revolving Credit Advance is a Base Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

               (ii) EURODOLLAR RATE ADVANCES. During such periods as such Revolving Credit Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Revolving Credit Advance to the sum of (x) the Eurodollar Rate for such Interest Period for such Revolving Credit Advance PLUS (y) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

              (b) DEFAULT INTEREST. Upon the occurrence and during the continuance of an Event of Default under Section 6.01(a), the Company shall pay interest on (i) the unpaid principal amount of each Revolving Credit Advance owing to each Lender, payable in arrears on the dates referred to in clause
(a)(i) or (a)(ii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Revolving Credit Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above.

              SECTION 2.08. INTEREST RATE DETERMINATION. (a) Each Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining each Eurodollar Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Administrative Agent for the purpose of determining any such interest rate, the Administrative Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks. The Administrative Agent shall give prompt notice to the Company and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.07(a)(i) or (ii) and the rate, if any, furnished by each Reference Bank for the purpose of determining the interest rate under Section 2.07(a)(ii).

              (b) If, with respect to any Eurodollar Rate Advances, the Required Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Company and the Lenders, whereupon (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and (ii) the obligation of the Lenders to make, or to Convert Revolving Credit Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist.

              (c) If the Company shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Company and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

              (d) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than US$10,000,000, such Advances shall automatically Convert into Base Rate Advances.

              (e) Upon the occurrence and during the continuance of any Event of Default under Section 6.01(a), (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

              (f) If fewer than two Reference Banks furnish timely information to the Administrative Agent for determining the Eurodollar Rate for any Eurodollar Rate Advances,

               (i) the Administrative Agent shall forthwith notify the Company and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances,

               (ii) each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

               (iii) the obligation of the Lenders to make, or to Convert Revolving Credit Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist.

              (g) For the purposes of the Interest Act (Canada) (i) the yearly rate of interest to which any rate of interest payable under this Agreement which is calculated on any basis that is less than a full calendar year is equivalent may be determined by multiplying such rate of interest by a fraction the numerator of which is the actual number of days in the relevant year and the denominator of which is the number of days comprising such other basis of calculation, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation under this Agreement and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

              SECTION 2.09. OPTIONAL CONVERSION OF REVOLVING CREDIT ADVANCES. The Company may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.08 and 2.12, Convert all Revolving Credit Advances of one Type comprising the same Borrowing into Revolving Credit Advances of the other Type; PROVIDED, HOWEVER, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b). Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Revolving Credit Advances to be Converted, and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for each such Advance. Each notice of Conversion shall be binding on the Company. In the case of any Conversion of Base Rate Advances into Eurodollar Rate Advances, the Company shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any revocation of such notice of Conversion, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the revolving Credit Advance to be Converted by such Lender as a result of such revocation.

              SECTION 2.10. PREPAYMENTS OF REVOLVING CREDIT ADVANCES. (a) OPTIONAL. The Company may, upon at least one Business Day's notice, in the case of Base Rate Advances, or three Business Days' notice, in the case of Eurodollar Rate Advances, to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Company shall, prepay the outstanding principal amount of the Revolving Credit Advances comprising part of the same Revolving Credit Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; PROVIDED, HOWEVER, that (x) each partial prepayment shall be in an aggregate principal amount of US$10,000,000 or an integral multiple of US$1,000,000 in excess thereof and (y) in the event of any such prepayment of a Eurodollar Rate Advance, the Company shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 9.04(c).

              (b) MANDATORY PREPAYMENTS. (i) If the Administrative Agent notifies the Company that, on any interest payment date, the US Dollar Amount of all Advances then outstanding exceeds 105% of the aggregate Commitments of the Lenders on such date, the Borrowers shall, within two Business Days after receipt of such notice, prepay the outstanding principal amount of any Advances owing by the Borrowers in an aggregate amount sufficient to reduce such US Dollar Amount to an amount not to exceed 100% of the aggregate

Commitments of the Lenders on such date.

              (ii) Each prepayment made pursuant to this Section 2.10(b) shall be made together with any interest accrued to the date of such prepayment on the principal amounts prepaid and, in the case of any prepayment of a Eurocurrency Rate Advance, a LIBO Rate Advance or a Local Rate Advance on a date other than the last day of an Interest Period or at its maturity, any additional amounts that the applicable Borrower shall be obligated to reimburse to the Lenders in respect thereof pursuant to Section 9.04(c). The Administrative Agent shall give prompt notice of any prepayment required under this Section 2.10(b) to the Borrowers and the Lenders.

              SECTION 2.11. INCREASED COSTS. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) which becomes effective after the date hereof, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances or LIBO Rate Advances, then the Company shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost setting forth the basis thereof in reasonable detail and submitted to the Company and the Administrative Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

              (b) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) which becomes effective after the date hereof, there shall be any increase in the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender as a result of or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Administrative Agent), the Company shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A certificate as to such amounts setting forth the basis thereof in reasonable detail and submitted to the Company and the Administrative Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding the foregoing and except in the case of any such law, regulation, guideline or request having retroactive effect, the Company shall not be required to pay to the Administrative Agent or any Lender such additional amounts to the extent such amounts relate to periods prior to six months before the Company's receipt of such notice.

              SECTION 2.12. ILLEGALITY. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or LIBO Rate Advances or to fund or maintain Eurodollar Rate Advances or LIBO Rate Advances hereunder, (i) each Eurodollar Rate Advance or LIBO Rate Advance, as the case may be, will automatically, upon such demand, Convert into a Base Rate Advance or an Advance that bears interest at the rate set forth in Section 2.07(a)(i), as the case may be, and (ii) the obligation of the Lenders to make, or to Convert Revolving Credit Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist.

              SECTION 2.13. PAYMENTS AND COMPUTATIONS. (a) Each Borrower shall make each payment hereunder and under the Notes hereunder, except with respect to principal of, interest on, and other amounts relating to, Advances denominated in a Foreign Currency, not later than 11:00 A.M. (New York City time) on the day when due in US Dollars to the Administrative Agent at the applicable Administrative Agent's Account in same day funds. Each Borrower shall make each payment hereunder with respect to principal of, interest on, and other amounts relating to, Advances denominated in a Foreign Currency, not later than 11:00 A.M. (at the Payment Office for such Foreign Currency) on the day when due in such Foreign Currency to the Local Agent in same day funds, by deposit of such funds to the applicable Administrative Agent's Account in same day funds. The Administrative Agent or Local Agent, as the case may be, will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Section 2.03, 2.11, 2.14 or 9.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon any Assuming Lender becoming a Lender hereunder as a result of an extension of the Termination Date pursuant to
Section 2.17, and upon the Administrative Agent's receipt of such Lender's Assumption Agreement and recording of the information contained therein in the Register, from and after the applicable Extension Date, the Administrative Agent or the Local Agent, as the case may be, shall make all payments hereunder and under the Notes issued in connection therewith in respect of the interest assumed thereby to the Assuming Lender. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(d), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent or the Local Agent, as the case may be, shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

              (b) Each Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made to the Administrative Agent or the Local Agent, as the case may be, when due hereunder or under the Note held by such Lender, to charge from time to time against any or all of such Borrower's accounts with such Lender any amount so due.

              (c) All computations of interest based on the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of facility fees shall be made by the Administrative Agent on the basis of a year of 360 days and computations in respect of Competitive Bid Advances shall be made by the Administrative Agent as specified in the applicable Notice of Competitive Bid Notice (or, in each case of Advances denominated in Foreign Currencies for which market practice differs, in accordance with market practice), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or facility fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

              (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; PROVIDED, HOWEVER, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances or LIBO Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

              (e) Unless the Administrative Agent or the Local Agent, as the case may be, shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Lenders hereunder that such Borrower will not make such payment in full, the Administrative Agent or the Local Agent, as the case may be, may assume that such Borrower has made such payment in full to the Administrative Agent or the Local Agent, as the case may be, on such date and the Administrative Agent or the Local Agent, as the case may be, may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent such Borrower shall not have so made such payment in full to the Administrative Agent or the Local Agent, as the case may be, each Lender shall repay to the Administrative Agent or the Local Agent, as the case may be, forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent or the Local Agent, as the case may be, at (i) the Federal Funds Rate in the case of Advances denominated in US Dollars or (ii) the cost of funds incurred by the Administrative Agent or the Local Agent, as the case may be, in respect of such amount in the case of Advances denominated in

Foreign Currencies.

              SECTION 2.14. TAXES. (a) Any and all payments by any Borrower hereunder or under the Notes shall be made, in accordance with Section 2.13, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Lender and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it in lieu of income taxes, by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its income, and franchise taxes imposed on it in lieu of income taxes, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

              (b) In addition, each Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "OTHER TAXES").

              (c) Each Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.14) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor in reasonable detail.

              (d) Within 30 days after the date of any payment of Taxes, each Borrower will furnish to the Administrative Agent, at its address referred to in
Section 9.02, the original or a certified copy of a receipt evidencing payment thereof. In the case of any payment hereunder or under the Notes by or on behalf of the Company through an account or branch outside the United States or on behalf of the Company by a payor that is not a United States person, if the Company determines that no Taxes are payable in respect thereof, the Company shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "UNITED STATES" and "UNITED STATES PERSON" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

              (e) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by any Borrower (but only so long as such Lender remains lawfully able to do so), shall provide each Borrower with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments of interest pursuant to this Agreement or the Notes. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in Section 2.14(a). If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Borrowers and shall not be obligated to include in such form or document such confidential information.

              (f) For any period with respect to which a Lender has failed to provide the Borrowers with the appropriate form described in Section 2.14(e) (OTHER THAN if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under the first sentence of subsection (e) above), such Lender shall not be entitled to indemnification under Section 2.14(a) with respect to Taxes imposed by the United States; PROVIDED, HOWEVER, that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, each Borrower shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

              SECTION 2.15. SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Revolving Credit Advances owing to it (other than pursuant to Section 2.11, 2.14 or 9.04(c)) in excess of its ratable share of payments on account of the Revolving Credit Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Revolving Credit Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

              SECTION 2.16. USE OF PROCEEDS. The proceeds of the Advances shall be available (and each Borrower agrees that it shall use such proceeds) solely for general corporate purposes of the Company and its Subsidiaries.

              SECTION 2.17. EXTENSION OF TERMINATION DATE. (a) At least 30 days but not more than 45 days prior to the Revolver Termination Date, the Company, by written notice to the Administrative Agent, may request an extension of the Revolver Termination Date in effect at such time for a period of 364 days from its then scheduled expiration. The Administrative Agent shall promptly notify each Lender of such request, and each Lender shall in turn, in its sole discretion, not earlier than 30 days but at least 20 days prior to the Revolver Termination Date, notify the Company and the Administrative Agent in writing as to whether such Lender will consent to such extension. If any Lender shall fail to notify the Administrative Agent and the Company in writing of its consent to any such request for extension of such Revolver Termination Date at least 20 days prior to the scheduled occurrence thereof at such time, such Lender shall be deemed to be a Non-Consenting Lender with respect to such request. The Administrative Agent shall notify the Company not later than 15 days prior to the scheduled Revolver Termination Date of the decision of the Lenders regarding the Company's request for an extension of the Revolver Termination Date.

              (b) If all the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.17, the Revolver Termination Date in effect at such time shall, effective as at the Revolver Termination Date (the "EXTENSION DATE"), be extended for period of 364 days from such Extension Date; PROVIDED that on each Extension Date, no Default shall have occurred and be continuing, or shall occur as a consequence thereof and the giving of a request for extension shall constitute a representation and warranty by the Company that the representations and warranties contained in Section 4.01 are correct on and as of the date of such notice and on such Extension Date, as though made on such dates. If less than all of the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.17, the Revolver Termination Date in effect at such time shall, effective as at the applicable Extension Date, be extended as to those Lenders that so consented (each a "CONSENTING LENDER") but shall not be extended as to any other Lender (each a "NON-CONSENTING LENDER"). To the extent that the Revolver Termination Date is not extended as to any Lender pursuant to this Section 2.17 and the Commitment of such Lender is not assumed in accordance with subsection (c) of this Section 2.17 on or prior to the applicable

Extension Date, the Commitment of such Non-Consenting Lender shall automatically terminate in whole on such unextended Revolver Termination Date without any further notice or other action by the Company, such Lender or any other Person; PROVIDED that such Non-Consenting Lender's rights under Sections 2.11, 2.14 and 9.04, and its obligations under Section 8.05, shall survive the Revolver Termination Date for such Lender as to matters occurring prior to such date. It is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Company for any requested extension of the Revolver Termination Date.

              (c) If less than all of the Lenders consent to any such request pursuant to subsection (a) of this Section 2.17, the Company may arrange for one or more Consenting Lenders or other Eligible Assignees (each an "ASSUMING LENDER") to assume, effective as of the Extension Date, any Non-Consenting Lender's Commitment and all of the obligations of such NonConsenting Lender under this Agreement thereafter arising, without recourse to or warranty by, or expense to, such Non-Consenting Lender; PROVIDED, HOWEVER, that the amount of the Commitment of any such Assuming Lender as a result of such substitution shall in no event be less than US$5,000,000 unless the amount of the Commitment of such Non-Consenting Lender is less than US$5,000,000, in which case such Assuming Lender shall assume all of such lesser amount; and PROVIDED FURTHER that:

               (i) such Non-Consenting Lender shall have been paid (A) the aggregate principal amount of, and any interest accrued and unpaid to the effective date of the assignment on, the outstanding Advances, if any, of such Non-Consenting Lender PLUS (B) any accrued but unpaid facility fees owing to such Non-Consenting Lender as of the effective date of such assignment;

               (ii) all additional costs reimbursements, expense reimbursements and indemnities payable to such Non-Consenting Lender, and all other accrued and unpaid amounts owing to such Non-Consenting Lender hereunder, as of the effective date of such assignment shall have been paid to such Non-Consenting Lender; and

               (iii) with respect to any such Assuming Lender, the applicable processing and recordation fee required under Section 9.07(a) for such assignment shall have been paid;

PROVIDED FURTHER that such Non-Consenting Lender's rights under Sections 2.11,
2.14 and 9.04, and its obligations under Section 8.05, shall survive such substitution as to matters occurring prior to the date of substitution. At least three Business Days prior to any Extension Date, (A) each such Assuming Lender, if any, shall have delivered to the Company and the Administrative Agent an assumption agreement in form and substance satisfactory to the Company and the Administrative Agent (an "ASSUMPTION AGREEMENT"), duly executed by such Assuming Lender, such Non-Consenting Lender, the Company and the Administrative Agent,
(B) any such Consenting Lender shall have delivered confirmation in writing satisfactory to the

Company and the Administrative Agent as to the increase in the amount of its Commitment and (C) each NonConsenting Lender being replaced pursuant to this
Section 2.17 shall have delivered to the Administrative Agent the Note or Notes held by such Non-Consenting Lender. Upon the payment or prepayment of all amounts referred to in clauses (i), (ii) and (iii) of the immediately preceding sentence, each such Consenting Lender or Assuming Lender, as of the Extension Date, will be substituted for such Non-Consenting Lender under this Agreement and shall be a Lender for all purposes of this Agreement, without any further acknowledgment by or the consent of the other Lenders, and the obligations of each such Non-Consenting Lender hereunder shall, by the provisions hereof, be released and discharged.

              (d) If all of the Lenders (after giving effect to any assignments pursuant to subsection (b) of this Section 2.17) consent in writing to a requested extension (whether by execution or delivery of an Assumption Agreement or otherwise) not later than one Business Day prior to such Extension Date, the Administrative Agent shall so notify the Company, and, so long as no Default shall have occurred and be continuing as of such Extension Date, or shall occur as a consequence thereof, the Revolver Termination Date then in effect shall be extended for the additional 364 day period as described in subsection (a) of this Section 2.17, and all references in this Agreement, and in the Notes, to the "REVOLVER TERMINATION DATE" shall, with respect to each Consenting Lender and each Assuming Lender for such Extension Date, refer to the Revolver Termination Date as so extended. Promptly following each Extension Date, the Agent shall notify the Lenders (including, without limitation, each Assuming Lender) of the extension of the scheduled Termination Date in effect immediately prior thereto and shall thereupon record in the Register the relevant information with respect to each such Consenting Lender and each such Assuming Lender.

                                   ARTICLE III

                     CONDITIONS TO EFFECTIVENESS AND LENDING

              SECTION 3.01. CONDITIONS PRECEDENT TO EFFECTIVENESS OF SECTIONS
2.01 AND 2.03. Sections 2.01 and 2.03 of this Agreement shall become effective on and as of the first date (the "EFFECTIVE DATE") on which the following conditions precedent have been satisfied:

               (a) There shall have occurred no Material Adverse Change since December 31, 1998.

               (b) There shall exist no action, suit, investigation, litigation or proceeding affecting the Company or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that
          (i) could be reasonably likely to have a Material Adverse Effect other than the matters described on Schedule 3.01(b) hereto (the "DISCLOSED LITIGATION") or (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby, and there shall have been no adverse change in the status, or financial effect on the Company or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 3.01(b) hereto that could reasonably be expected to have a Material Adverse Effect.

               (c) The Lenders shall have been given such access to the management, records, books of account, contracts and properties of the Company and its Subsidiaries as they shall have reasonably requested.

               (d) All governmental and third party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

               (e) The Company shall have notified each Lender and the Administrative Agent in writing as to the proposed Effective Date.

               (f) The Company shall have paid all accrued fees and expenses of the Administrative Agent and the Lenders (including the accrued fees and expenses of counsel to the Administrative Agent).

               (g) On the Effective Date, the following statements shall be true and the Administrative Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Company, dated the Effective Date, stating that:

                    (i) The representations and warranties contained in Section
               4.01 are correct on and as of the Effective Date, and

                    (ii) No event has occurred and is continuing that
               constitutes a Default.

               (h) The Administrative Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the Administrative Agent and (except for the Notes) in sufficient copies for each Lender:

                    (i) The Revolving Credit Notes to the order of the Lenders, respectively, and the Competitive Bid Note to the order of the Administrative Agent.

                    (ii) Certified copies of the resolutions of the Board of
               Directors of each Borrower approving this Agreement and the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes.

                    (iii) A certificate of the Secretary or an Assistant
               Secretary of each Borrower certifying the names and true signatures of the officers of such Borrower authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

                    (iv) A favorable opinion of Woodrow W. Ban, Senior Corporate
               Counsel and Assistant Secretary of the Company, and a favorable opinion of Fasken Campbell Godfrey, special Canadian counsel to the Subsidiary Borrower, substantially in the form of Exhibits E-1 and E-2 hereto, respectively, and as to such other matters as any Lender through the Administrative Agent may reasonably request.

                    (v) A favorable opinion of Shearman & Sterling, counsel for the Administrative Agent, in form and substance satisfactory to the Administrative Agent.

               SECTION 3.02. CONDITIONS PRECEDENT TO EACH REVOLVING CREDIT BORROWING. The obligation of each Lender to make a Revolving Credit Advance on the occasion of each Revolving Credit Borrowing shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Revolving Credit Borrowing (a) the following statements shall be true (and each of the giving of the applicable Notice of Revolving Credit Borrowing and the acceptance by the Company of the proceeds of such Revolving Credit Borrowing shall constitute a representation and warranty by the Company that on the date of such Borrowing such statements are true):

               (i) The representations and warranties contained in Section 4.01 are correct on and as of the date of such Revolving Credit Borrowing, before and after giving effect to such Revolving Credit Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and

               (ii) No event has occurred and is continuing, or would result from such Revolving Credit Borrowing or from the application of the proceeds therefrom, that constitutes a Default;

and (b) the Administrative Agent shall have received such other approvals, opinions or documents as any Lender through the Administrative Agent may reasonably request.

               SECTION 3.03. CONDITIONS PRECEDENT TO EACH COMPETITIVE BID BORROWING. The obligation of each Lender that is to make a Competitive Bid Advance on the occasion of a Competitive Bid Borrowing to make such Competitive Bid Advance as part of such Competitive Bid Borrowing is subject to the conditions precedent that (a) the Administrative

Agent shall have received the written confirmatory Notice of Competitive Bid Borrowing with respect thereto, (b) on or before the date of such Competitive Bid Borrowing, but prior to such Competitive Bid Borrowing, the Administrative Agent shall have received for recordation in the Competitive Bid Register information as to each of the one or more Competitive Bid Advances to be made by the Lenders as part of such Competitive Bid Borrowing, the principal amount of each such Competitive Bid Advance and such other terms as were agreed to for each such Competitive Bid Advance in accordance with Section 2.03 and (c) on the date of such Competitive Bid Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Competitive Bid Borrowing and the acceptance by the Borrower proposing the applicable Competitive Bid Borrowing of the proceeds of such Competitive Bid Borrowing shall constitute a representation and warranty by the Company that on the date of such Competitive Bid Borrowing such statements are true):

               (i) The representations and warranties contained in Section 4.01 are correct on and as of the date of such Competitive Bid Borrowing, before and after giving effect to such Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date,

               (ii) No event has occurred and is continuing, or would result from such Competitive Bid Borrowing or from the application of the proceeds therefrom, that constitutes a Default, and

               (iii) No event has occurred and no circumstance exists as a result of which the information concerning the Company that has been provided to the Administrative Agent and each Lender by the Company in connection herewith would include an untrue statement of a material fact or omit to state any material fact or any fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

               SECTION 3.04. DETERMINATIONS UNDER SECTION 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the proposed Effective Date, as notified by the Company to the Lenders, specifying its objection thereto. The Administrative Agent shall promptly notify the Lenders of the occurrence of the Effective Date.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

               SECTION 4.01. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants as follows:

               (a) Each Borrower is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

               (b) The execution, delivery and performance by each Borrower of this Agreement and the Notes executed by it, and the consummation of the transactions contemplated hereby, are within such Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) such Borrower's charter or by-laws or (ii) law or any contractual restriction binding on or affecting such Borrower.

               (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by any Borrower of this Agreement or the Notes executed by it.

               (d) This Agreement has been, and each of the Notes when delivered hereunder will have been, duly executed and delivered by each Borrower party thereto. This Agreement is, and each of the Notes when delivered hereunder will be, the legal, valid and binding obligation of each Borrower party thereto enforceable against such Borrower in accordance with their respective terms.

               (e) The Consolidated balance sheet of the Company and its Subsidiaries as at December 31, 1998, and the related Consolidated statements of income and cash flows of the Company and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of Ernst & Young, independent public accountants, and the Consolidated balance sheet of the Company and its Subsidiaries as at March 31, 1999 and the related Consolidated statements of income and cash flows of the Company and its Subsidiaries for the three months then ended, duly certified by the chief financial officer of the Company, copies of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheet as at March 31, 1999 and said statements of income and cash flows for the three months then ended, to year-end audit adjustments, the Consolidated financial condition of the Company and its Subsidiaries as at such dates and the Consolidated results of the operations of the Company and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied. Except as disclosed to the Lenders in writing prior to the date hereof, since December 31, 1998, there has been no Material Adverse Change.

               (f) To the best of the Company's knowledge, there is no pending or threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting the Company or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect (other than the Disclosed Litigation described on Schedule 3.01(b)) or (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby, and there has been no adverse change in the status, or financial effect on the Company or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 3.01(b) hereto.

               (g) No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System).

               (h) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan.

               (i) Neither the Company nor any of its ERISA Affiliates has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

               (j) Neither the Company nor any of its ERISA Affiliates has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

               (k) Except as set forth in the financial statements referred to in Section 4.01(e), the Company and its Subsidiaries have no material liability with respect to "expected post retirement benefit obligations" within the meaning of Statement of Financial Accounting Standards No. 106.

               (l) The operations and properties of the Company and each of its Subsidiaries comply in all material respects with all Environmental Laws, all necessary Environmental Permits have been obtained and are in effect for the operations and properties of the Company and its Subsidiaries, the Company and its Subsidiaries are in compliance in all material respects with all such Environmental Permits, and no circumstances exist that could be reasonably likely to (i) form the basis of an Environmental Action against the Company or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that could have a Material Adverse Effect.

               (m) None of the properties currently or formerly owned or operated by the Company or any of its Subsidiaries is listed or proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation and

          Liability Act of 1980 ("NPL") or on the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency ("CERCLIS") or any analogous state list of sites requiring investigation or cleanup, the listing, or proposed listing of which would be reasonably likely to have a Material Adverse Effect, except as described in the registration statement filed on Form 10-K with the Securities and Exchange Commission, for the period ending December 31, 1998 and the materials set forth on Schedule 4.01(m) hereto or, to the best knowledge of the Company, is adjacent to any such property.

               (n) Except where noncompliance would not individually or in the aggregate have a Material Adverse Effect (i) neither the Company nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Materials to any location that is listed or proposed for listing on the NPL or on the CERCLIS or any analogous state list, and (ii) all Hazardous Materials generated, used, treated, handled or stored at or transported to or from any property currently or formerly owned or operated by the Company or any of its Subsidiaries have been disposed of in compliance with all Environmental Laws and Environmental Permits,

               (o) Following application of the proceeds of each Advance, not more than 25 percent of the value of the assets (either of the Company only or of the Company and its Subsidiaries on a Consolidated basis) subject to the provisions of Section 5.02(a) or subject to any restriction contained in any agreement or instrument between any Borrower and any Lender or any Affiliate of any Lender relating to Debt and within the scope of Section 6.01(d) will be margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System).

               (p) The Borrower has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the risk that computer applications used by the Borrower or any of its Subsidiaries (or suppliers, vendors and customers) may be unable to recognize and perform properly date sensitive functions involving certain dates prior to and any date after December 31, 1999 (the "YEAR 2000 PROBLEM"), (ii) developed a plan and timetable for addressing the Year 2000 Problem on a timely basis and (iii) to date, implemented that plan in accordance with such timetable. Based on the foregoing, the Borrower believes that its computer applications that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before, on and after January 1, 2000, except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect and has no present reason to believe that a failure of a computer application at a supplier, vendor or customer for reasons related to the Year 2000 Problem would have a Material Adverse Effect.

                                    ARTICLE V

                            COVENANTS OF THE COMPANY

               SECTION 5.01. AFFIRMATIVE COVENANTS. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Company will:

               (a) COMPLIANCE WITH LAWS, ETC. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and Environmental Laws as provided in Section 5.01(j).

               (b) PAYMENT OF TAXES, ETC. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; PROVIDED, HOWEVER, that neither the Company nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

               (c) MAINTENANCE OF INSURANCE. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Subsidiary operates; PROVIDED, HOWEVER, that the Company and its Subsidiaries may self-insure to the same extent as is consistent with its past practice and to the extent consistent with prudent business practice.

               (d) PRESERVATION OF CORPORATE EXISTENCE, ETC. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises; PROVIDED, HOWEVER, that the Company and its Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(b) and PROVIDED FURTHER that neither the Company nor any of its Subsidiaries shall be required to preserve any right or franchise if the Board of Directors of the Company or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Company, such Subsidiary or the Lenders.

               (e) VISITATION RIGHTS. At any reasonable time and from time to time, permit the Administrative Agent or any of the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Company and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

               (f) KEEPING OF BOOKS. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

               (g) MAINTENANCE OF PROPERTIES, ETC. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

               (h) TRANSACTIONS WITH AFFILIATES. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under this Agreement with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

               (i) REPORTING REQUIREMENTS. Furnish to the Lenders:

                    (i) as soon as available and in any event within 60 days
               after the end of each of the first three quarters of each fiscal year of the Company, Consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarter and Consolidated statements of income and cash flows of the Company and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by the chief financial officer or the controller of the Company as having been prepared in accordance with GAAP, it being agreed that delivery of the Company's Quarterly Report on Form 10-Q will satisfy this requirement, together with a certificate of said officer stating the Interest Coverage Ratio as of the end of such quarter;

                    (ii) as soon as available and in any event within 120 days after the end of each fiscal year of the Company, a copy of the annual audit report for such year for the Company and its Subsidiaries, containing Consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of the Company and its

               Subsidiaries for such fiscal year, in each case accompanied by an opinion acceptable to the Required Lenders by Ernst & Young or other independent public accountants acceptable to the Required Lenders, together with a certificate of the chief financial officer of the Company stating the Interest Coverage Ratio as of the end of such fiscal year;

                    (iii) as soon as possible and in any event within five
               Business Days after the occurrence of each Default continuing on the date of such statement, a statement of an officer of the Company having knowledge of or responsibility for such matters setting forth details of such Default and the action that the Company has taken and proposes to take with respect thereto;

                    (iv) promptly after the sending or filing thereof, copies of all reports that the Company sends to any of its securityholders, and copies of all reports and registration statements that the Company or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

                    (v) promptly after the commencement thereof, notice of the commencement and nature of all actions and proceedings before any court, governmental agency or arbitrator affecting the Company or any of its Subsidiaries of the type described in Section 4.01(f);

                    (vi) promptly and in any event within 10 days after the
               Company or any of its ERISA Affiliates knows or has reason to know that any ERISA Event has occurred, a statement of an officer of the Company having knowledge of or responsibility for such matters describing such ERISA Event and the action, if any, that the Company or such ERISA Affiliate has taken and proposes to take with respect thereto;

                    (vii) promptly and in any event within seven Business Days after receipt thereof by the Company or any of its ERISA Affiliates, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any such Plan;

                    (viii) promptly and in any event within 30 days after the
               receipt thereof by the Company or any of its ERISA Affiliates, a copy of the latest annual actuarial report for each Plan if the ratio of the fair market value of the assets of such Plan to its current liability (as defined in Section 412 of the Internal Revenue Code) is less than 60%;

                    (ix) promptly and in any event within five Business Days
               after receipt thereof by the Company or any of its ERISA Affiliates from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of

               Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by the Company or any of its ERISA Affiliates in connection with any event described in clause (A) or (B); and

                    (x) such other information respecting the condition or
               operations, financial or otherwise, of the Company or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

               (j) COMPLIANCE WITH ENVIRONMENTAL LAWS. Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties pursuant to the order of any regulatory authority and generally in accordance with the requirements of all Environmental Laws; PROVIDED, HOWEVER, that neither the Company nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

               (k) PREPARATION OF ENVIRONMENTAL REPORTS. If an Event of Default shall have occurred and be continuing, at the request of the Administrative Agent with respect to any Environmental Action, condition or occurrence that the Administrative Agent or the Required Lenders reasonably deem to be material, provide to the Lenders within 90 days after such request, at the expense of the Company, an environmental site assessment report for the properties described in such request, prepared by an environmental consulting firm acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Administrative Agent determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent may retain an environmental consulting firm to prepare such report at the expense of the Company, and the Company hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant at the time of such request, to the Administrative Agent, the Lenders, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.

               SECTION 5.02. NEGATIVE COVENANTS. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Company will not:

               (a) LIENS, ETC. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, other than:

                    (i) (A) Liens for taxes, assessments and governmental
               charges or levies to the extent not required to be paid under
               Section 5.01(b) hereof (including contracts entered into in connection with major construction projects); (B) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations; (C) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (D) easements, rights of way and other encumbrances on title to real property that do not materially adversely affect the use of such property for its present purposes, PROVIDED in each case, that no enforcement, execution, levy or foreclosure proceeding shall have been commenced that is not being contested in good faith and by proper proceedings with appropriate reserves being maintained,

                    (ii) purchase money Liens upon or in any property acquired or held by the Company or any Subsidiary in the ordinary course of business to secure the purchase price of such property or to secure Debt incurred solely for the purpose of financing the acquisition of such property, or Liens existing on such property at the time of its acquisition (other than any such Lien created in contemplation of such acquisition) or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, PROVIDED, HOWEVER, that no such Lien shall extend to or cover any property other than the property being acquired, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced, PROVIDED FURTHER that the aggregate principal amount of the indebtedness secured by the Liens referred to in this clause (ii) shall not exceed US$10,000,000 at any time outstanding,

                    (iii) the Liens existing on the Effective Date and described on Schedule 5.02(a) hereto,

                    (iv) other Liens securing Debt in an aggregate principal
               amount not to exceed US$20,000,000 at any time outstanding,

                    (v) the replacement, extension or renewal of any Lien
               permitted by
               clauses (ii) and (iii) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby, and

                    (vi) Liens, if any, resulting from the documents evidencing the Receivables Financing.

               (b) MERGERS, ETC. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or permit any of its Subsidiaries to do so, except that any Subsidiary of the Company may merge or consolidate with or into, or dispose of assets to, any other Subsidiary of the Company, and except that any Subsidiary of the Company may merge into or dispose of assets to the Company and the Company may merge with any other Person so long as the Company is the surviving corporation, PROVIDED, in each case, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.

               (c) ACCOUNTING CHANGES. Make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles.

               SECTION 5.03. FINANCIAL COVENANTS. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Company will:

               (a) INTEREST COVERAGE RATIO. Maintain an Interest Coverage Ratio of at least 6.0:1.0.

               (b) BORROWED DEBT/EBITDA RATIO. Maintain a Borrowed Debt/EBITDA Ratio of not more than 3.5:1.0.

               (c) MINIMUM RETAINED EARNINGS. Either (i) for each fiscal quarter, maintain retained earnings equal to or exceeding US$250,000,000 or (ii) for any period of four consecutive fiscal quarters, not incur net losses in excess of US$50,000,000.


                                   ARTICLE VI

                                EVENTS OF DEFAULT

               SECTION 6.01. EVENTS OF DEFAULT. If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

               (a) Any Borrower shall fail to pay any principal of any Advance when the same becomes due and payable or any Borrower shall fail to pay any interest on any Advance or make any other payment under this Agreement or any Note within five Business Days after the same becomes due and payable; or

               (b) Any representation or warranty made by any Borrower herein or by any Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

               (c) (i) The Company shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(d) or (i)(iii), 5.02 or 5.03, or (ii) the Company shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Company by the Administrative Agent or any Lender; or

               (d) The Company or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal or notional amount of at least US$10,000,000 in the aggregate (but excluding Debt outstanding hereunder) of the Company or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

               (e) The Company or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Company or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

               (f) Any judgment or order for the payment of money in excess of US$10,000,000 shall be rendered against the Company or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

               (g) Any non-monetary judgment or order shall be rendered against the Company or any of its Subsidiaries that could be reasonably expected to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

               (h) (i) Any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Company (or other securities convertible into such Voting Stock) representing 33-1/3% or more of the combined voting power of all Voting Stock of the Company; or (ii) during any period of up to 24 consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Company shall cease for any reason (other than due to death, disability or voluntary retirement) to constitute a majority of the board of directors of the Company (except to the extent that individuals who at the beginning of such 24-month period were replaced by individuals (x) elected by 50% of the remaining members of the nominating committee of the board of directors of the Company or (y) nominated for election by a majority of the remaining members of the nominating committee of the board of directors of the Company and thereafter elected as directors by the shareholders of the Company); or (iii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation prior to the Termination Date, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Company; or (iv) except as otherwise permitted by Section 5.02(b), the Company shall cease to own a majority of the Voting Stock of the Subsidiary Borrower; or

               (i) Any ERISA Event shall have occurred and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of the Plan with respect to which such ERISA Event shall have occurred and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Company and its ERISA Affiliates related to any such ERISA Event) has, or is reasonably likely to have, a Material Adverse Effect; or

               (j) The Company or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Company and its ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds US$25,000,000 or requires payments exceeding US$5,000,000 per annum; or

               (k) The Company or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Company and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding US$10,000,000;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Borrower; PROVIDED, HOWEVER, that in the event of an actual or deemed entry of an order for relief with respect to any Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each Borrower.


                                   ARTICLE VII

                                COMPANY GUARANTY

               SECTION 7.01. GUARANTY. The Company hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the Subsidiary Borrower now or hereafter existing under this Agreement, whether for principal, interest, fees, expenses or otherwise (such obligations, to the extent not paid by the Subsidiary Borrower or specifically waived in accordance with Section 9.01, being the "GUARANTEED OBLIGATIONS"), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Administrative Agent or the Lenders in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, the Company's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Subsidiary Borrower to the Administrative Agent or any Lender under this Agreement but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Subsidiary Borrower.

               SECTION 7.02. GUARANTY ABSOLUTE. The Company guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or the Lenders with respect thereto. The obligations of the Company under this Guaranty are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against the Company to enforce this Guaranty, irrespective of whether any action is brought against the Subsidiary Borrower or whether the Subsidiary Borrower is joined in any such action or actions. The liability of the Company under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Company hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

               (a) any lack of validity or enforceability of this Agreement or any agreement or instrument relating thereto;

               (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from this Agreement, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Subsidiary Borrower or otherwise;

               (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

               (d) any change, restructuring or termination of the corporate structure or existence of the Subsidiary Borrower; or

               (e) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent or any Lender that might otherwise constitute a defense available to, or a discharge of, the Company, the Subsidiary Borrower or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy or reorganization of the Subsidiary Borrower or otherwise, all as though such payment had not been made.

               SECTION 7.03. WAIVER. The Company hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Administrative Agent or any Lender exhaust any right or take any action against the Subsidiary Borrower or any other Person or any collateral. The Company acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this
Section 7.03 is knowingly made in contemplation of such benefits. The Company hereby waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

               SECTION 7.04. CONTINUING GUARANTY; ASSIGNMENTS. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of the cash payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty and the Revolver Termination Date, (b) be binding upon the Company, its successors and assigns and (c) inure to the benefit of and be enforceable by the Lenders, the Administrative Agent and their successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer all or any portion of its rights and obligations hereunder (including, without limitation, all or any portion of its Commitment, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as provided in Section 9.07.

               SECTION 7.05. SUBROGATION. The Company will not exercise any rights that it may now or hereafter acquire against the Subsidiary Borrower or any other insider guarantor that arise from the existence, payment, performance or enforcement of the Company's obligations under this Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent or any Lender against the Subsidiary Borrower or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Subsidiary Borrower or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and the Revolver Termination Date shall have occurred. If any amount shall be paid to the Company in violation of the preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and the Termination Date, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) the Company shall make payment to the Administrative Agent or any Lender of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall be paid in full in cash and (iii) the Revolver Termination Date shall have occurred, the Administrative Agent and the Lenders will, at the Company's request and expense, execute and deliver to the Company appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Company of an interest in the Guaranteed Obligations resulting from such payment by the Company.


                                  ARTICLE VIII

                            THE ADMINISTRATIVE AGENT

               SECTION 8.01. AUTHORIZATION AND ACTION. Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; PROVIDED, HOWEVER, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by any Borrower pursuant to the terms of this Agreement.

               SECTION 8.02. ADMINISTRATIVE AGENT'S RELIANCE, ETC. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assumption Agreement entered into by an Assuming Lender as provided in Section 2.17 or an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.07;
(ii) may consult with legal counsel (including counsel for the Borrowers), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of any Borrower or to inspect the property (including the books and records) of any Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed or sent by the proper party or parties.

               SECTION 8.03. CITIBANK AND AFFILIATES. With respect to its Commitment, the Advances made by it and the Note issued to it, Citibank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Company, any of its Subsidiaries and any Person who may do business with or own securities of the Company or any such Subsidiary, all as if Citibank were not the Administrative Agent and without any duty to account therefor to the Lenders.

               SECTION 8.04. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Section 4.01(e) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

               SECTION 8.05. INDEMNIFICATION. The Lenders (other than the Designated Bidders) agree to indemnify the Administrative Agent (to the extent not reimbursed by the Company), ratably according to the respective principal amounts of the Revolving Credit Notes then held by each of them (or if no Revolving Credit Notes are at the time outstanding or if any Revolving Credit Notes are held by Persons that are not Lenders, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement, PROVIDED that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender (other than the Designated Bidders) agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Administrative Agent is not reimbursed for such expenses by the Company.

               SECTION 8.06. SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, which successor Administrative Agent, so long as no Default has occurred and is continuing, shall be approved by the Company, which approval shall not be unreasonably withheld or delayed. If no successor Administrative Agent shall have been so appointed by the Required Lenders in accordance with the immediately preceding sentence, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least US$50,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

               SECTION 8.07. LOCAL AGENT. The Local Agent has been designated under this Agreement to carry out duties of the Administrative Agent. The Local Agent shall be subject to each of the obligations to be performed by the Local Agent, and each of the Borrowers and the Lenders agrees that the Local Agent shall be entitled to exercise each of the rights and shall be entitled to each of the benefits of the Administrative Agent under this Agreement as relate to the performance of its obligations.

               SECTION 8.08. OTHER AGENTS. Each Lender hereby acknowledges that neither the syndication agent nor the documentation agent has any liability hereunder other than in its capacity as Lender.


                                   ARTICLE IX

                                  MISCELLANEOUS

               SECTION 9.01. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or the Revolving Credit Notes, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders (other than the Designated Bidders), do any of the following: (a) waive any of the conditions specified in Section 3.01, (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Revolving Credit Notes or any fees or other amounts payable hereunder, (d) postpone any date fixed for any reduction of Commitment or for any payment of principal of, or interest on, the Revolving Credit Notes or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Revolving Credit Notes, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder or (f) amend this Section 9.01; PROVIDED FURTHER that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any Note; and PROVIDED FURTHER that no amendment, waiver or consent of Section 9.07(i) shall, unless in writing and signed by each Lender that has granted a funding option to a SPC in addition to the Lenders required above to take such action, affect the rights or duties of such Lender or SPC under this Agreement or any Note.

               SECTION 9.02. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic or telex communication) and mailed, telecopied, telegraphed, telexed or delivered, if to the Company, at its address at One Geon Center, Avon Lake Ohio 44012,
Attention: Secretary, with a copy to: Chief Financial Officer at such address; if to Geon Canada, at its address at One Geon Center, Avon Lake, Ohio 44012,
Attention: Secretary; if to any Lender, at its Domestic Lending Office specified in a written notice to the Company and the Administrative Agent from time to time; and if to the Administrative Agent, at its address at Agency Services, 2 Penn's Way, Suite 200, New Castle, Delaware 19720 Attention: Ms. Pat Dimery, with a copy to 399 Park Avenue, New York, New York 10043, Attention: Chemicals Department; or, as to any Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telecopied, telegraphed or telexed, be effective when deposited in the mails, telecopied, delivered to the telegraph company or confirmed by telex answerback, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VIII shall not be effective until received by the Administrative Agent.

               SECTION 9.03. NO WAIVER; REMEDIES. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

               SECTION 9.04. COSTS AND EXPENSES. (a) The Company agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, (A) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, consultant, and audit expenses and (B) the reasonable fees and expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement. The Company further agrees to pay on demand all costs and expenses of the Administrative Agent and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Administrative Agent and each Lender in connection with the enforcement of rights under this Section 9.04(a).

               (b) (i) The Company agrees to indemnify and hold harmless the Administrative Agent and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with (i) the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances or (ii) the actual or alleged presence of Hazardous Materials on any property of the Company or any of its Subsidiaries or any Environmental Action relating in any way to the Company or any of its Subsidiaries, in each case whether or not such investigation, litigation or proceeding is brought by the Company, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense resulted from such Indemnified Party's gross negligence or willful misconduct. The Company also agrees not to assert any claim against the Administrative Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special or indirect damages arising out of or otherwise relating to the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances.

               (ii) Each Indemnified Party shall, promptly after becoming aware of any actual or threatened action or claim against such Indemnified Party in respect of which indemnification may be sought against the Company pursuant to this Section 9.04(b), notify the Company in writing of such action or claim. In case any such action shall be brought against any Indemnified Party and such Indemnified Party shall notify the Company of the commencement thereof, the Company may participate therein or assume the defense thereof and after notice from the Company to such Indemnified Party of an election so to assume the defense thereof, such Indemnified Party shall cooperate fully, completely and promptly in the defense thereof, including without limitation, the settlement of outstanding claims, and the Company will not be liable to such Indemnified Party under this Section 9.04(b) for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation incurred with the consent of the Company, which consent shall not be unreasonably withheld or delayed; PROVIDED, HOWEVER, that unless and until the Company so assumes the defense of any such action, the Company shall have the right to participate at its own expense in the defense of any such action to which it is a party. If the Company shall not have so assumed the defense of any such action or if any Indemnified Party shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of such Indemnified Party), legal and other expenses incurred by such Indemnified Party shall be borne by the Company; PROVIDED that the Company shall be liable only for the expenses of a single legal counsel for all Indemnified Parties in connection with any single action. Notwithstanding the foregoing, the Company shall not be liable for any settlement of any action or claim effected without its consent.

               (iii) The Company will not settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification has been sought hereunder (whether or not an Indemnified Party is a party to such claim, action, suit or proceeding) without the prior written consent of the Administrative Agent, unless such settlement, compromise or consent includes an unconditional release of the Administrative Agent and each Indemnified Party from all liability arising from such claim, action, suit or proceeding.

               (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance, LIBO Rate Advance or Local Rate Advance is made by any Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.08(d) or (e), 2.10 or 2.12, acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, such Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

               (d) Without prejudice to the survival of any other agreement of the Company hereunder, the agreements and obligations of the Company contained in Sections 2.11, 2.14 and 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

               SECTION 9.05. RIGHT OF SET-OFF. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time that payment owed to such Lender is not made by any Borrower to the Administrative Agent when due and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of such Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement and the Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify such Borrower after any such set-off and application, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its Affiliates may have.

               SECTION 9.06. BINDING EFFECT. This Agreement shall become effective (other than Sections 2.01 and 2.03, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by each Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and each Lender and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

               SECTION 9.07. ASSIGNMENTS, DESIGNATIONS AND PARTICIPATIONS. (a) Each Lender (other than the Designated Bidders) may and, if demanded by the Company (following a demand by such Lender pursuant to Section 2.11 or Section 2.14) upon at least 20 Business Days' notice to such Lender and the Administrative Agent, will assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Revolving Credit Advances owing to it and the Revolving Credit Note or Notes held by it); PROVIDED, HOWEVER, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement (other than any right to make Competitive Bid Advances or Competitive Bid Advances owing to it), (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than US$5,000,000 or an integral multiple of US$1,000,000 in excess thereof, (iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by the Company pursuant to this Section 9.07(a) shall be arranged by the Company after consultation with the Administrative Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by the Company pursuant to this
Section 9.07(a) unless and until such Lender shall have received one or more payments from either the Company or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement and (vi) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Revolving Credit Note subject to such assignment and a processing and recordation fee of US$3,000. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

               (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01(e) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

               (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Revolving Credit Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Company. Within five Business Days after its receipt of such notice, the Company, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Revolving Credit Note a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Revolving Credit Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Revolving Credit Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Revolving Credit Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 hereto.

               (d) Each Lender (other than the Designated Bidders) may designate one or more banks or other entities to have a right to make Competitive Bid Advances as a Lender pursuant to Section 2.03; PROVIDED, HOWEVER, that (i) no such Lender shall be entitled to make more than three such designations, (ii) each such Lender making one or more of such designations shall retain the right to make Competitive Bid Advances as a Lender pursuant to Section 2.03, (iii) each such designation shall be to a Designated Bidder and (iv) the parties to each such designation shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, a Designation Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Designation Agreement, the designee thereunder shall be a party hereto with a right to make Competitive Bid Advances as a Lender pursuant to Section 2.03 and the obligations related thereto.

               (e) By executing and delivering a Designation Agreement, the Lender making the designation thereunder and its designee thereunder confirm and agree with each other and the other parties hereto as follows: (i) such Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such designee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Designation Agreement; (iv) such designee will, independently and without reliance upon the Administrative Agent, such designating Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such designee confirms that it is a Designated Bidder; (vi) such designee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such designee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

               (f) Upon its receipt of a Designation Agreement executed by a designating Lender and a designee representing that it is a Designated Bidder, the Administrative Agent shall, if such Designation Agreement has been completed and is substantially in the form of Exhibit D hereto, (i) accept such Designation Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers.

               (g) The Administrative Agent shall maintain at its address referred to in Section 9.02 a copy of each Assumption Agreement, each Assignment and Acceptance and each Designation Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and, with respect to Lenders other than the Designated Bidders, the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

               (h) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Company hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) each Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by any Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

               (i) Each Lender may grant to a special purpose funding vehicle (an "SPC") the option to fund all or any part of any Advance that such Lender is obligated to fund under this Agreement (and upon the exercise by such SPC of such option to fund, such Lender's obligations with respect to such Advance shall be deemed satisfied to the extent of any amounts funded by such SPC); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Company hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) each Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (iv) any such option granted to a SPC shall not constitute a commitment by such SPC to fund any Advance and (v) no SPC shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by any Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such grant of funding option, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such grant of funding option.

               (j) Any Lender may, in connection with any assignment, designation, participation or grant of funding option or proposed assignment, designation, participation or grant of funding option pursuant to this Section 9.07, disclose to the assignee, designee, participant or SPC or proposed assignee, designee, participant or SPC, any information relating to any Borrower furnished to such Lender by or on behalf of such Borrower; PROVIDED that, prior to any such disclosure, the assignee, designee, participant or SPC or proposed assignee, designee, participant or SPC shall agree to preserve the confidentiality of any Confidential Information relating to any Borrower received by it from such Lender.

               (k) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

               SECTION 9.08. CONFIDENTIALITY. Neither the Administrative Agent nor any Lender or SPC shall disclose any Confidential Information to any Person without the consent of the Company, other than (a) to the Administrative Agent's or such Lender's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) to any rating agency when required by it, PROVIDED that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Company received by it from such Lender and (d) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

               SECTION 9.09. GOVERNING LAW. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

               SECTION 9.10. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

               SECTION 9.11. CURRENCY CONVERSION FOR JUDGMENTS. (a) If for purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in US Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase US Dollars with such other currency at Citibank's principal office in New York at 11:00 A.M. (New York time) on the later of (i) the Business Day preceding that on which judgment is rendered and
(ii) if such judgment is
appealed, the Business Day on which such judgment is upheld.

               (b) If for purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in a Foreign Currency into US Dollars, the parties agree to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase such Foreign Currency with US Dollars at Citibank's principal office in New York at 11:00 A.M. (New York time) on the later of (i) the Business Day preceding that on which judgment is rendered and (ii) if such judgment is appealed, the Business Day on which such judgment is upheld.

               (c) The obligation of each Borrower in respect of any sum due from it in any currency (the "PRIMARY CURRENCY") to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in any other currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be), of any sum adjudged to be so due in such other currency, such Lender or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the applicable Primary Currency with such other currency; if the amount of the applicable Primary Currency so purchased is less than such sum due to such Lender or the Administrative Agent (as the case may be) in the applicable Primary Currency, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent (as the case may be) against such loss, and if the amount of the applicable Primary Currency so purchased exceeds such sum due to any Lender or the Administrative Agent (as the case may be) in the applicable Primary Currency, such Lender or the Administrative Agent (as the case may be) agrees to remit to such Borrower such excess.

               SECTION 9.12. JURISDICTION, ETC. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The Subsidiary Borrower hereby agrees that service of process in any such action or proceeding brought in any such New York State court or in such federal court may be made on the Subsidiary Borrower at One Geon Center, Avon Lake, Ohio 44012, Attention: Secretary. Each Borrower hereby further irrevocably further consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties hereto by registered or certified mail, postage prepaid, to such Borrower at its address specified pursuant to Section 9.02. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction.

               (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

               SECTION 9.13. WAIVER OF JURY TRIAL. Each of the Borrowers, the Administrative Agent and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Notes or the actions of the Administrative Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                THE GEON COMPANY


                                By ____________________________
                                   Title:


                                GEON CANADA INC.


                                By ____________________________
                                   Title:


                                CITIBANK, N.A.,
                                as Administrative Agent


                                By ____________________________
                                   Title:

                                 Initial Lenders
                                 ---------------

Commitment
----------

US$18,500,000                          CITIBANK, N.A.


                                       By_________________________
                                          Title:


US$14,500,000                          THE BANK OF NEW YORK


                                       By__________________________
                                          Title:


US$14,500,000                          SCOTIABANC INC.


                                       By__________________________
                                          Title:


US$13,00,000                           CIBC INC.


                                       By__________________________
                                          Title:


US$14,500,000                          KEY BANK NATIONAL ASSOCIATION


                                       By__________________________
                                          Title:



US$14,500,000                          MELLON BANK, N.A.


                                       By__________________________
                                          Title:

US$14,500,000                          MORGAN GUARANTY TRUST COMPANY
                                            OF NEW YORK


                                       By_________________________
                                          Title:


US$14,500,000                          NATIONAL CITY BANK


                                       By_________________________
                                          Title:


US$17,000,000                          NATIONSBANK, N.A.


                                       By_________________________
                                          Title:


US$14,500,000                          BANK ONE, MICHIGAN (f/k/a NBD Bank)


                                       By_________________________
                                          Title:


US$150,000,000               Total of the Commitments

                                                              SCHEDULE I
                                                              THE GEON COMPANY US$150,000,000
                                                              AMENDED AND RESTATED 364-DAY
                                                              CREDIT AGREEMENT
                                                              PRICING GRID


-----------------------------------------------------------------------------------------------------------------------------------
                 LEVEL 1             LEVEL 2              LEVEL 3             LEVEL 4             LEVEL 5             LEVEL 6
-----------------------------------------------------------------------------------------------------------------------------------
BASIS FOR        Long Term           Long Term            Long Term           Long Term           Long Term           Long Term
PRICING*         Senior Unsecured    Senior Unsecured     Senior Unsecured    Senior Unsecured    Senior Unsecured    Senior
                 Debt Rated at       Debt Rated at        Debt Rated at       Debt Rated at       Debt Rated at       Unsecured
                 Least A- by         Least BBB+ by        Least BBB by        Least BBB- by       Least BB+ by        Debt Rated
                 Standard &          Standard &           Standard &          Standard &          Standard &          lower than
                 Poor's or A3 by     Poor's or Baa1 by    Poor's or Baa2 by   Poor's and Baa3     Poor's and Ba1 by   Level 5 or no
                 Moody's             Moody's              Moody's             by Moody's/         Moody's             rating
-----------------------------------------------------------------------------------------------------------------------------------
APPLICABLE              0.075%              0.100%               0.125%              0.150%              0.200%             0.250%
FACILITY FEE
-----------------------------------------------------------------------------------------------------------------------------------
APPLICABLE
MARGIN                  0.325%              0.350%               0.375%              0.475%              0.675%             1.000%
(LIBOR+)
USAGE<=33%
-----------------------------------------------------------------------------------------------------------------------------------
APPLICABLE
MARGIN                  0.425%              0.400%               0.500%              0.600%              0.800%             1.125%
(LIBOR+)
USAGE>33%




--------
* If the ratings by S&P and Moody's fall within different levels and the differential is one level, the higher rating will apply. If the ratings by S&P and Moody's fall within different levels and the differential is two levels or more, one level higher than the lower rating will apply.

                                                           EXHIBIT A-1 - FORM OF
                                                                REVOLVING CREDIT
                                                                 PROMISSORY NOTE






US$_________________                                    Dated:___________, 19__

               FOR VALUE RECEIVED, the undersigned, THE GEON COMPANY, a Delaware corporation (the "BORROWER"), HEREBY PROMISES TO PAY to the order of (the "LENDER") for the account of its Applicable Lending Office on the Termination Date (each as defined in the Credit Agreement referred to below) the principal sum of US$[amount of the Lender's Commitment in figures] or, if less, the aggregate principal amount of the Revolving Credit Advances made by the Lender to the Borrower pursuant to the Amended and Restated Credit Agreement dated as of May 27, 1999 among the Borrower, Geon Canada Inc., the Lender and certain other lenders parties thereto and Citibank, N.A., as Administrative Agent for the Lender and such other lenders (as amended or modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein being used herein as therein defined) outstanding on the Termination Date.

               The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Advance from the date of such Revolving Credit Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

               Both principal and interest are payable in lawful money of the United States of America to Citibank, N.A., as Administrative Agent, at 399 Park Avenue, New York, New York 10043, in same day funds. Each Revolving Credit Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

               This Promissory Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Revolving Credit Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the US Dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Credit Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.


THE GEON COMPANY


By________________________
  Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL



----------------------------------------------------------------------------------------------------------------------
                                                      AMOUNT OF
                           AMOUNT OF                PRINCIPAL PAID            UNPAID PRINCIPAL               NOTATION
           DATE             ADVANCE                   OR PREPAID                  BALANCE                    MADE BY
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

======================================================================================================================



                                                           EXHIBIT A-2 - FORM OF
                                                                 COMPETITIVE BID
                                                                 PROMISSORY NOTE



US$_______________                               Dated:  _______________, 199_


            FOR VALUE RECEIVED, the undersigned, THE GEON COMPANY, a Delaware corporation (the "COMPANY"), HEREBY PROMISES TO PAY to the order of Citibank, N.A., as

Administrative Agent or its designated Local Agent (as defined in the Amended and Restated Credit Agreement dated as of May 27, 1999 among the Company, Geon Canada Inc., certain lenders parties thereto, and Citibank, N.A., as Administrative Agent such lenders (as amended or modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein being used herein as therein defined)), the principal amount set forth above or, if less, the aggregate principal amount of all Competitive Bid Advances made by the Lenders to the Borrowers pursuant to the Credit Agreement, and such principal amount shall become due on the maturity date specified for such principal amount in the Competitive Bid Register and the Credit Agreement.

               The Company promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, at the interest rate and payable at such times as are specified from time to time in the Competitive Bid Register and the Credit Agreement.

               Both principal and interest in respect of each Competitive Bid Advance (i) in US Dollars are payable in lawful money of the United States of America to Citibank, as Administrative Agent, at its Applicable Administrative Agent's Account, in same day funds and (ii) in any Foreign Currency are payable in such currency at the applicable Payment Office of the Local Agent, in same day funds. Each Competitive Bid Advance owing to a Lender by any Borrower pursuant to the Credit Agreement and the applicable Notice of Competitive Bid Borrowing, and all payments made on account of principal thereof, shall be recorded by the Administrative Agent in the Competitive Bid Register.

               This Promissory Note is the Competitive Bid Note referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Competitive Bid advances by the Lenders to the Borrowers from time to time in an aggregate amount not to exceed at any time outstanding the US Dollar Amount first above mentioned, the indebtedness of the Borrowers resulting from each such Competitive Bid Advance being evidenced by this Promissory Note, (ii)contains provisions for determining the US Dollar Equivalent of Advances denominated in Foreign Currencies and (iii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

               The Company hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

               This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                THE GEON COMPANY


                                By
                                  Title:

                                                    EXHIBIT B-1 - FORM OF NOTICE
                                                    OF REVOLVING CREDIT
                                                    BORROWING

Citibank, N.A., as Administrative Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
399 Park Avenue
New York, New York  10043                           [Date]

            Attention:______________

Ladies and Gentlemen:

          The undersigned, The Geon Company, refers to the Amended and Restated Credit Agreement, dated as of May 27, 1999 (as amended or modified from time to time, the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), among the undersigned, Geon Canada Inc., certain Lenders parties thereto and Citibank, N.A., as Administrative Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Revolving Credit Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Revolving Credit Borrowing (the "PROPOSED REVOLVING CREDIT BORROWING") as required by Section 2.02(a) of the Credit Agreement:

               (i) The Business Day of the Proposed Revolving Credit Borrowing is ___________, 199_.

               (ii) The Type of Advances comprising the Proposed Revolving Credit Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

               (iii) The aggregate amount of the Proposed Revolving Credit Borrowing is US$_____________.

               [(iv) The initial Interest Period for each Eurodollar Rate Advance made as part of the Proposed Revolving Credit Borrowing is _____ month[s].]

          The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Revolving Credit Borrowing:

            (A) the representations and warranties contained in Section 4.01 of the Credit Agreement are correct, before and after giving effect to the Proposed Revolving Credit Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

               (B) no event has occurred and is continuing, or would result from such Proposed Revolving Credit Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

                                Very truly yours,

                                THE GEON COMPANY


                                By________________________
                                  Title:

                                                           EXHIBIT B-2 - FORM OF
                                                           NOTICE OF COMPETITIVE
                                                           BID BORROWING


Citibank, N.A., as Administrative Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
399 Park Avenue
New York, New York  10043                                        [Date]


            Attention: _______________


Ladies and Gentlemen:

          The undersigned, [name of Borrower], refers to the Amended and Restated Credit Agreement, dated as of May 27, 1999 (as amended or modified from time to time, the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), among the undersigned, [The Geon Company][Geon Canada Inc.], certain Lenders parties thereto and Citibank, N.A., as Administrative Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.03 of the Credit Agreement that the undersigned hereby requests a Competitive Bid Borrowing under the Credit Agreement, and in that connection sets forth the terms on which such Competitive Bid Borrowing (the "PROPOSED COMPETITIVE BID BORROWING") is requested to be made:

         (A)   Date of Competitive Bid Borrowing       ________________________
         (B)   Amount of Competitive Bid Borrowing     ________________________
         (C)   Maturity Date                           ________________________
         (D)   Interest Rate Basis                     ________________________
         (E)   Interest Payment Date(s)                ________________________
         [(F)  Currency                                ________________________]
         [(G)  Borrower's Account Location             ________________________]
         (H)   ________________                        ________________________

          The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Competitive Bid Borrowing:

               (a) the representations and warranties contained in Section 4.01 are correct, before and after giving effect to the Proposed Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

               (b) no event has occurred and is continuing, or would result from the Proposed Competitive Bid Borrowing or from the application of the proceeds therefrom, that constitutes a Default;

               (c) no event has occurred and no circumstance exists as a result of which the information concerning the undersigned that has been provided to the Administrative Agent and each Lender by the undersigned in connection with the Credit Agreement would include an untrue statement of a material fact or omit to state any material fact or any fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; and

               (d) the aggregate amount of the Proposed Competitive Bid Borrowing and all other Borrowings to be made on the same day under the Credit Agreement is within the aggregate amount of the unused Commitments of the Lenders.

          The undersigned hereby confirms that the Proposed Competitive Bid Borrowing is to be made available to it in accordance with Section 2.03(a)(v) of the Credit Agreement.

                                               Very truly yours,

                                               [NAME OF BORROWER]



                                               By__________________
                                                 Title:

                                                             EXHIBIT C - FORM OF
                                                       ASSIGNMENT AND ACCEPTANCE


          Reference is made to the Amended and Restated Credit Agreement dated as of May 27, 1999 (as amended or modified from time to time, the "CREDIT AGREEMENT") among The Geon Company, a Delaware corporation (the "COMPANY"), Geon Canada Inc., a federal Canadian corporation, the Lenders (as defined in the Credit Agreement) and Citibank, N.A., as administrative agent for the Lenders (the "ADMINISTRATIVE AGENT"). Terms defined in the Credit Agreement are used herein with the same meaning.

          The "Assignor" and the "Assignee" referred to on Schedule 1 hereto agree as follows:

          1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof (other than in respect of Competitive Bid Advances) equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement (other than in respect of Competitive Bid Advances). After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Revolving Credit Advances owing to the Assignee will be as set forth on Schedule 1 hereto.

          2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Revolving Credit Note held by the Assignor and requests that the Administrative Agent exchange such Revolving Credit Note for a new Revolving Credit Note payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto or new Revolving Credit Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

          3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 4.01(e)
thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service forms required under Section
2.14 of the Credit Agreement.

          4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "EFFECTIVE DATE") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto.

          5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

          6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Revolving Credit Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Revolving Credit Notes for periods prior to the Effective Date directly between themselves.

          7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

          8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

          IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   Schedule 1
                                       to
                            Assignment and Acceptance

           Percentage interest assigned:                         ___   %

           Assignee's Commitment:                                US$____________

           Aggregate outstanding principal
             amount of Revolving Credit Advances assigned:       US$____________

           Principal amount of Revolving Credit Note
             payable to Assignee:                                US$____________

           Principal amount of Revolving Credit Note
             payable to Assignor:                                US$____________


           Effective Date:*    ________________, 19__

                                                [NAME OF ASSIGNOR], as Assignor

                                                By_______________________
                                                  Title:

                                                Dated:  ___________, 19__

                                                [NAME OF ASSIGNEE], as Assignee

                                                By_______________________
                                                  Title:

                                                Dated:  ___________, 19__

                                                Domestic Lending Office:





--------
* This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Administrative Agent.

                                                      [Address]

                                                Eurodollar Lending Office:
                                                      [Address]





Accepted and Approved this
____ day of_____________, 19_

CITIBANK, N.A., as Administrative Agent

By____________________
   Title:

Approved this _____day
of ____________, 19_

THE GEON COMPANY

By____________________
   Title:

                                                             EXHIBIT D - FORM OF
                                                           DESIGNATION AGREEMENT

                           Dated _______________, 199_


          Reference is made to the Amended and Restated Credit Agreement dated as of May 27, 1999 (as amended or modified from time to time, the "CREDIT AGREEMENT") among The Geon Company, a Delaware corporation (the "COMPANY"), Geon Canada Inc., a federal Canadian Corporation, the Lenders (as defined in the Credit Agreement) and Citibank, N.A., as agent for the Lenders (the "ADMINISTRATIVE AGENT"). Terms defined in the Credit Agreement are used herein with the same meaning.

          _________________________ (the "DESIGNOR") and
________________________ (the "DESIGNEE") agree as follows:

          1. The Designor hereby designates the Designee, and the Designee hereby accepts such designation, to have a right to make Competitive Bid Advances pursuant to Section 2.03 of the Credit Agreement.

          2. The Designor makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto and
(ii) the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

          3. The Designee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Designor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is a Designated Bidder; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

          4. Following the execution of this Designation Agreement by the Designor and its Designee, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Designation Agreement (the "EFFECTIVE DATE") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on the signature page hereto.

          5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, the Designee shall be a party to the Credit Agreement with a right to make Competitive Bid Advances as a Lender pursuant to Section
2.03 of the Credit Agreement and the rights and obligations of a Lender related thereto.

          6. This Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

          7. This Designation Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Designation Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Designation Agreement.

          IN WITNESS WHEREOF, the Designor and the Designee have caused this Designation Agreement to be executed by their officers thereunto duly authorized as of the date first above written.

Effective Date:*               _______________________, 199__


                               [NAME OF DESIGNOR],
                                   as Designor


                               By______________________
                                 Title:


                               [NAME OF DESIGNEE],
                                   as Designee




--------
* This date should be no earlier than five Business Days after the delivery of this Designation Agreement to the Administrative Agent.

                               By_______________________
                                 Title:

                                   Applicable Lending
                                   Office (and address
                                   for notices):

       [Address]


Accepted this ____ day
of _______________, 199_


CITIBANK, N.A., as Agent


By_________________________
   Title:

                                                           EXHIBIT E-1 - FORM OF
                                                           OPINION OF COUNSEL
                                                           FOR THE BORROWERS